                                  EXHIBIT 4.1

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                           REVOLVING CREDIT AGREEMENT

                                   dated as of

                                  April 5, 2001

                                      among

                           NOVA TUBE AND STEEL, INC.,

                                       and

                    AMERICAN STEEL AND ALUMINUM CORPORATION,

                         as joint and several borrowers,

                       INTEGRATED STEEL INDUSTRIES, INC.,

                                  as guarantor,

                   THE LENDERS PARTY HERETO FROM TIME TO TIME,

                                       and

                           FLEET CAPITAL CORPORATION,

                     as Administrative and Collateral Agent

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

                              SCHEDULES & EXHIBITS

Schedule 1.4                    Designated Financial Officers
Schedule 2.1                    Lenders and Commitments
Schedule 4.2                    Websites and Domain Names
Schedule 5.3                    Governmental Approvals; No Conflicts
Schedule 5.4                    Financial Condition; No Material Adverse Changes
Schedule 5.5                    Properties; Proprietary Rights; Real Property
Schedule 5.6                    Litigation and Environmental Matters
Schedule 5.7                    Compliance with Laws and Agreements
Schedule 5.9                    Taxes
Schedule 5.10                   Pension Plans
Schedule 5.12                   Capitalization
Schedule 5.13                   Subsidiaries
Schedule 5.14                   Material Indebtedness, Liens and Agreements
Schedule 5.19                   Labor and Employment Matters
Schedule 5.20                   Bank Accounts
Schedule 8.1                    Existing Indebtedness
Schedule 8.7                    Transactions with Affiliates
Schedule 8.8                    Restrictive Agreements

Exhibit A                       Form of Revolving Credit Note
Exhibit B-1                     Form of Advance Request
Exhibit B-2                     Form of Collateral Update Certificate
Exhibit C                       Form of Solvency Certificate
Exhibit D-1                     Form of Security Agreement
Exhibit D-2                     Form of Stock Pledge Agreement
Exhibit E                       Form of Perfection Certificate
Exhibit F                       Form of Mortgage
Exhibit G                       Form of Hazardous Materials Indemnity Agreement
Exhibit H                       Form of Opinion of Counsel to Credit Parties
Exhibit I                       Form of Assignment and Acceptance
Exhibit J                       Form of Compliance Certificate

The above schedules and exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

ARTICLE 1             DEFINITIONS................................................................................1

         1.1      Defined Terms..................................................................................1

         1.2      Terms Generally...............................................................................24

         1.3      Accounting Terms; GAAP........................................................................24

         1.4      Joint and Several Obligations.................................................................25

ARTICLE 2             THE CREDITS...............................................................................25

         2.1      Revolving Credit Loans........................................................................25

         2.2      Loans and Borrowings..........................................................................25

         2.3      Requests for Borrowings.......................................................................25

         2.4      Letters of Credit.............................................................................26

         2.5      Funding of Borrowings.........................................................................29

         2.6      Interest Elections............................................................................30

         2.7      Termination or Reduction of Revolving Credit Commitments......................................31

         2.8      Payments Generally: Pro Rata Treatment; Sharing of Set-Offs...................................31

         2.9      Repayment of Loans; Evidence of Debt..........................................................33

         2.10     Prepayment of Loans...........................................................................34

         2.11     Fees..........................................................................................35

         2.12     Interest......................................................................................36

         2.13     Alternate Rate of Interest....................................................................36

         2.14     Increased Costs...............................................................................37

         2.15     Break Funding Payments........................................................................38

         2.16     Taxes.........................................................................................38

         2.17     Mitigation Obligations; Replacement of Lenders................................................39

ARTICLE 3             GUARANTEE BY GUARANTOR....................................................................40

         3.1      The Guarantee.................................................................................40

         3.2      Obligations Unconditional.....................................................................40

         3.3      Reinstatement.................................................................................41

         3.4      Subordination and Subrogation.................................................................41

         3.5      Remedies......................................................................................41

         3.6      Instrument for the Payment of Money...........................................................42

         3.7      Continuing Guarantee..........................................................................42

         3.8      General Limitation on Guarantee Obligations...................................................42

ARTICLE 4             The Collateral............................................................................42


                                      -i-

         4.1      Acknowledgment of Liens against the Collateral................................................42

         4.2      Special Warranties and Covenants of the Credit Parties........................................42

         4.3      Collection of Proceeds of Accounts Receivable.................................................44

         4.4      Fixtures, etc.................................................................................46

         4.5      Right of Agent to Dispose of Collateral, etc..................................................46

         4.6      Right of Agent to Use and Operate Collateral, etc.............................................46

         4.7      Proceeds of Collateral........................................................................47

ARTICLE 5             REPRESENTATIONS AND WARRANTIES............................................................47

         5.1      Organization; Powers..........................................................................47

         5.2      Authorization; Enforceability.................................................................47

         5.3      Governmental Approvals; No Conflicts..........................................................47

         5.4      Financial Condition; No Material Adverse Change...............................................47

         5.5      Properties....................................................................................48

         5.6      Litigation and Environmental Matters..........................................................49

         5.7      Compliance with Laws and Agreements...........................................................49

         5.8      Investment and Holding Company Status.........................................................49

         5.9      Taxes.........................................................................................50

         5.10     ERISA.........................................................................................50

         5.11     Disclosure....................................................................................50

         5.12     Capitalization................................................................................50

         5.13     Subsidiaries..................................................................................50

         5.14     Material Indebtedness, Liens and Agreements...................................................51

         5.15     Federal Reserve Regulations...................................................................51

         5.16     Burdensome Restrictions.......................................................................51

         5.17     Force Majeure.................................................................................51

         5.18     Accounts Receivable...........................................................................52

         5.19     Labor and Employment Matters..................................................................52

         5.20     Bank Accounts.................................................................................53

         5.21     Trade Relations...............................................................................53

ARTICLE 6             CONDITIONS................................................................................53

         6.1      Effective Time................................................................................53

         6.2      Each Extension of Credit......................................................................57

ARTICLE 7             AFFIRMATIVE COVENANTS.....................................................................58


                                      -ii-

         7.1      Financial Statements and Other Information....................................................58

         7.2      Notices of Material Events....................................................................60

         7.3      Existence; Conduct of Business................................................................60

         7.4      Payment of Obligations........................................................................60

         7.5      Maintenance of Properties; Insurance..........................................................60

         7.6      Books and Records; Inspection Rights; Appraisals..............................................61

         7.7      Fiscal Year...................................................................................61

         7.8      Compliance with Laws..........................................................................61

         7.9      Use of Proceeds...............................................................................61

         7.10     Certain Obligations Respecting Subsidiaries...................................................61

         7.11     ERISA.........................................................................................61

         7.12     Environmental Matters; Reporting..............................................................62

         7.13     Matters Relating to Additional Real Property Collateral.......................................62

         7.14     Cash Deposits/Bank Accounts...................................................................64

         7.15     Hedging Agreement.............................................................................64

ARTICLE 8             NEGATIVE COVENANTS........................................................................64

         8.1      Indebtedness..................................................................................64

         8.2      Liens.........................................................................................65

         8.3      Contingent Liabilities........................................................................66

         8.4      Fundamental Changes; Asset Sales; Transfers to Guarantor......................................66

         8.5      Investments; Hedging Agreements...............................................................67

         8.6      Restricted Junior Payments....................................................................67

         8.7      Transactions with Affiliates..................................................................68

         8.8      Restrictive Agreements........................................................................68

         8.9      Sale-Leaseback Transactions; Bill-and-Hold Sales, Etc.........................................68

         8.10     Certain Financial Covenants...................................................................69

         8.11     Capital Expenditures..........................................................................70

         8.12     Lines of Business.............................................................................70

         8.13     Other Indebtedness............................................................................70

         8.14     Modifications of Certain Documents............................................................70

ARTICLE 9             EVENTS OF DEFAULT.........................................................................70

         9.1      Events of Default.............................................................................70

         9.2      Remedies......................................................................................72


                                     -iii-


ARTICLE 10            THE AGENT.................................................................................73

         10.1     Appointment and Authorization.................................................................73

         10.2     Agent's Rights as Lender......................................................................73

         10.3     Duties As Expressly Stated....................................................................73

         10.4     Reliance By Agent.............................................................................74

         10.5     Action Through Sub-Agents.....................................................................74

         10.6     Resignation of Agent and Appointment of Successor Agent.......................................74

         10.7     Lenders' Independent Decisions................................................................75

         10.8     Indemnification...............................................................................75

         10.9     Consents Under Other Loan Documents...........................................................75

ARTICLE 11            MISCELLANEOUS.............................................................................76

         11.1     Notices.......................................................................................76

         11.2     Waivers; Amendments...........................................................................76

         11.3     Expenses; Indemnity: Damage Waiver............................................................78

         11.4     Successors and Assigns........................................................................79

         11.5     Survival......................................................................................82

         11.6     Counterparts; Integration; References to Agreement; Effectiveness.............................82

         11.7     Severability..................................................................................82

         11.8     Right of Setoff...............................................................................82

         11.9     Governing Law; Jurisdiction; Consent to Service of Process....................................83

         11.10    WAIVER OF JURY TRIAL..........................................................................83

         11.11    Headings......................................................................................83

         11.12    Release of Collateral and Guarantees..........................................................83

         11.13    Confidentiality...............................................................................84

                           REVOLVING CREDIT AGREEMENT

         THIS REVOLVING CREDIT AGREEMENT dated as of April 5, 2001 (this "AGREEMENT") is by and among AMERICAN STEEL AND ALUMINUM CORPORATION, a Massachusetts corporation, NOVA TUBE AND STEEL, INC. a Delaware corporation, as joint and several borrowers, INTEGRATED STEEL INDUSTRIES, INC., a Delaware corporation, as guarantor, THE LENDERS FROM TIME TO TIME PARTY HERETO, and FLEET CAPITAL CORPORATION, as Administrative and Collateral Agent.

         The parties hereto agree as follows:

                                    ARTICLE 1

                                   Definitions

         1.1 DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

         "ADDITIONAL MORTGAGE" has the meaning assigned to such term in Section 7.13(a)(i).

         "ADDITIONAL MORTGAGE POLICIES" has the meaning assigned to such term in
Section 7.13(a)(vi).

         "ADDITIONAL MORTGAGED PROPERTY" has the meaning assigned to such term in Section 7.13(a).

         "ADJUSTED BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day PLUS 1/2 of 1%. Any change in the Adjusted Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "ADJUSTED TERM LOAN BALANCE" means, at any time, an amount equal to (a) the outstanding principal balance owing from the Borrowers to the LLC under the $60MM Term Loan Facility at such time MINUS (b) $7,000,000.

         "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Agent.

         "ADVANCE REQUEST" means a written request for a Loan signed by a Designated Officer in substantially the form of EXHIBIT B-1 annexed hereto.

         "AFFILIATE" means, with respect to a specified Person, another Person that Controls or is Controlled by or is under common Control with the Person specified.

         "AGENT" means Fleet Capital Corporation in its capacity as administrative and collateral agent for the Lenders hereunder, and any successor thereto in such capacity.

         "AMERICAN STEEL AND ALUMINUM" means American Steel and Aluminum Corporation, a Massachusetts corporation.

         "APPLICABLE COMMITMENT FEE RATE" means a rate per annum equal to one quarter of one percent (0.250%); provided that if an Event of Default shall have occurred and be continuing, at the discretion of the Required Lenders, the Applicable Commitment Fee Rate shall equal one half of one percent (0.500%).

         "APPLICABLE LC FEE RATE" means, at any time, a rate per annum equal to the Applicable Margin for Eurodollar Loans at such time.

         "APPLICABLE MARGIN" means, for any Type of Loans:

                  (a) for the Initial Payment Period (as defined below), a rate per annum equal to 0.500% for Base Rate Loans and 1.750% for Eurodollar Loans; and

                  (b) for any Payment Period (as defined below) other than the Initial Payment Period, the respective rates indicated below for Loans of such Type opposite the applicable Loan to Value Ratio indicated below (or as provided in the final paragraph of this definition, for part of a Payment Period):

                                                     APPLICABLE MARGIN (% PER ANNUM)
                LOAN TO VALUE                        BASE RATE            EURODOLLAR
                    RATIO                              LOANS                 LOANS
                -------------                        ---------            ----------
Greater than or equal to 80%                           0.500%               1.750%
Greater than or equal to 50% but less than 80%         0.125%               1.375%
Less than 50%                                          0.000%               1.250%

         For purposes hereof, a "PAYMENT PERIOD" means (i) initially, the period commencing on the Closing Date to and including the third Business Day after the date of delivery of the financial statements required by Section 7.1(b) for the fiscal month of the Borrowers ending March 30, 2002 (the "INITIAL PAYMENT PERIOD") and (ii) thereafter, the period commencing on the day immediately succeeding the last day of the prior Payment Period to but not including the third Business Day after the earlier of (x) the due date of the next Compliance Certificate required to be delivered by the Borrowers to the Agent pursuant to
Section 7.1(c) concurrently with the delivery by the Borrowers of the financial statements required by Section 7.1(b) or (y) the date of the actual receipt by the Agent of such Compliance Certificate. Subject to and in accordance with the final paragraph of this definition, the Applicable Margin shall be effective for each Payment Period (or in the circumstances described in the final paragraph of this definition, such portion of a Payment Period) whether or not such Payment Period coincides with an Interest Period for Eurodollar Borrowing.

         The Loan to Value Ratio for any Payment Period except the Initial Payment Period shall be determined on the basis of the then most recent Compliance Certificate, prior to the commencement date of such Payment Period, required to be delivered to the Agent pursuant to Section 7.1(c) concurrently with the delivery by the Borrowers of the financial statements required by
Section 7.1(b) setting forth, among other things, a calculation of the Loan to Value Ratio as at the last day of the fiscal quarter immediately preceding such Payment Period. Notwithstanding the foregoing, the Borrowers shall include a request for any downward adjustment of the Applicable Margin in the Compliance Certificate required to be delivered by the Borrowers pursuant to Section 7.1(c) concurrently with the delivery by the Borrowers of the financial statements required by Section 7.1(b) and, in any event, the Agent and the Lenders shall not be required to make any downward adjustment until a request of the Borrowers shall have been received.

         Anything in this Agreement to the contrary notwithstanding, the Applicable Margin shall be the rates effective during the Initial Payment Period as provided for above (i) during any period when an Event of Default shall have occurred and be continuing, or (ii) if the certificate of a Designated Financial Officer shall not be delivered when required by Section 7.1(c) (but only, in the case of this clause (ii), with respect to the portion of such Payment Period prior to the delivery of such certificate).

         "APPLICABLE PERCENTAGE" means with respect to any Lender, the percentage of the total Revolving Credit Commitments and Loans outstanding hereunder represented by such Lender's Revolving Credit Commitment and Loans hereunder.

         "APPROVED FUND" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.4), and accepted by the Agent, in the form of EXHIBIT I annexed hereto or any other form approved by the Agent which complies with the provisions of Section 11.4.

         "BASE RATE" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Base Rate.

         "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

         "BORROWERS" means American Steel and Aluminum Corporation and Nova Tube and Steel, Inc., as joint and several borrowers.

         "BORROWING" means Loans of a particular Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

         "BORROWING BASE" means, at the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Collateral Update Certificate delivered to the Agent and the Lenders pursuant to Section 7.1(d) which is equal to the sum of:

                  (a) 85% of Eligible Accounts, PLUS

                  (b) 60% of Eligible Inventory, PLUS

                  (c) 80% of the Orderly Liquidation Value of Eligible Machinery and Equipment, PLUS

                  (d) 75% of the Fair Market Value of Eligible Real Estate, PLUS

                  (e) 60% of the aggregate undrawn amount of all outstanding Documentary LCs issued for the accounts of the Borrowers to secure inventory in transit, MINUS

                  (f) such reasonable reserves as the Agent shall deem necessary from time to time;

         provided that (i) item (b) above shall not exceed $35,000,000 at any time and (ii) the sum of items (c) and (d) above shall not exceed the MERE Cap at any time.

         In determining the Borrowing Base from time to time, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at the Agent's option, be calculated on the shortest term), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by account debtors, granted, outstanding or payable in connection with such Eligible Accounts at such time. In determining the Borrowing Base from time to time, the Agent may, but shall not be required to, rely upon reports or analyses of the Borrowers (including, without limitation, Collateral Update Certificates) or generated by or on behalf of the Agent or any Lender. Notwithstanding anything to the contrary set forth herein, the Agent may at any time and from time to time in its reasonable credit judgment, based upon results from periodic field examinations or from appraisals which indicate deterioration in the value and/or collectibility of the Borrowers' accounts receivable, inventory or machinery, and upon ten (10) Business Days advance notice to the Borrowers, reduce the percentages of Eligible Accounts, Eligible Inventory, Orderly Liquidation Value of Eligible Machinery and Equipment, and undrawn amount of Documentary LCs included within the Borrowing Base, and may, based upon (i) the discovery or occurrence of any material Environmental Liability that was not previously disclosed to the Agent, or (ii) any material increase in the amount of Environmental Liabilities or any material increase in the risks posed by Environmental Liabilities affecting Eligible Real Estate, adjust the Fair Market Value of Eligible Real Estate included in the Borrowing Base.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to remain closed; PROVIDED that, when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in U.S. dollar deposits in the London interbank market.

         "CAPITAL EXPENDITURES" means, for any period, the sum for the Borrowers (determined on a consolidated basis without duplication in accordance with GAAP) of the aggregate amount of expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) incurred and paid to acquire or construct fixed assets, plants and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP; PROVIDED that such term shall not include any such expenditures in connection with any replacement or repair of Property affected by a Casualty Event.

         "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "CASUALTY EVENT" means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

         "CHANGE IN CONTROL" means (a) any event, transaction or occurrence as a result of which (i) those Persons who beneficially own (as defined in Rule 13d-3 or any successor rule or regulation promulgated under the Securities Exchange Act of 1934, as amended) 100% of the outstanding capital stock of the Guarantor, cease to own at least a majority of the outstanding voting capital stock of the Guarantor, or

(ii) the Guarantor shall cease to own and control 100% of the outstanding capital stock of either American Steel and Aluminum or Nova Tube and Steel; or
(b) any sale of all or substantially all of the business or assets of the Guarantor or any Borrower.

         "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change after the Closing Date in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Issuing Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law), other than a request or directive to comply with any law, rule or regulation in effect on the Closing Date, of any Governmental Authority or the National Association of Insurance Commissioners made or issued after the Closing Date.

         "CLOSING DATE" means the date on which the Effective Time shall occur.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" means, collectively, all of the real, personal and mixed Property (including capital stock and other beneficial interests) in which Liens are purported to be granted under the Loan Documents as security for all obligations of the Credit Parties hereunder.

         "COLLATERAL UPDATE CERTIFICATE" means a certificate signed by a Designated Financial Officer, in substantially the form of EXHIBIT B-2 annexed hereto.

         "COMPLIANCE CERTIFICATE" means a certificate signed by a Designated Financial Officer, in substantially the form of EXHIBIT J annexed hereto, (a) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (b) setting forth reasonably detailed calculations demonstrating compliance with Section 8.10, (c) setting forth reasonably detailed calculations demonstrating the Loan to Value Ratio for purpose of computing the Applicable Margin, and (d) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

         "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto. A person who owns or holds capital stock, beneficial interests or other securities representing ten percent (10%) or more of the Total Voting Power of another Person shall be deemed, for purposes of this Agreement, to "control" such other Person.

         "COPYRIGHTS" means all registered copyrights owned by or assigned to the Borrowers, and all exclusive and nonexclusive licenses to the Borrowers from third parties or rights to use registered copyrights owned by such third parties, including, without limitation, the registrations, applications and licenses listed on SCHEDULE 5.5 hereto, along with any and all (a) renewals and extensions thereof, (b) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (c) rights to sue for past, present and future infringements thereof, and (d) foreign copyrights and any other rights corresponding thereto throughout the world.

         "CREDIT PARTIES" means the Borrowers and the Guarantor.

         "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "DESIGNATED FINANCIAL OFFICER" means an individual holding one or more of the following offices with each of the Credit Parties and listed in SCHEDULE
1.4 hereto: chief financial officer, principal accounting officer, treasurer, assistant treasurer, controller, or assistant controller.

         "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in SCHEDULE 5.6.

         "DISCOUNTED FORMULA COLLATERAL VALUE" means, at the relevant time of reference thereto, an amount equal to the sum of (a) 85% of Eligible Accounts, PLUS (b) 60% of Eligible Inventory, PLUS (c) 80% of the Orderly Liquidation Value of Eligible Machinery and Equipment, PLUS (d) 75% of the Fair Market Value of Eligible Real Estate.

         "DISPOSITION" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by any Borrower to any Person other than another Borrower excluding (a) the granting of Liens permitted hereunder and (b) any sale, assignment, transfer or other disposition of (i) any property sold or disposed of in the ordinary course of business and on ordinary business terms, (ii) any property no longer used or useful in the business of the Borrowers and (iii) any Collateral pursuant to an exercise of remedies by the Agent hereunder or under any other Loan Document.

         "DOCUMENTARY LCS" means all Letters of Credit issued hereunder that are not standby Letters of Credit.

         "EBITDA" means, for any period, operating income of the Borrowers (determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated before Taxes, Interest Expense, depreciation, amortization and any other non-cash income or charges accrued for such period and (except to the extent received or paid in cash by the Borrowers) income or loss attributable to equity in Affiliates for such period) excluding, to the extent such items were added or deducted in computing operating income (a) any extraordinary and unusual gains or losses during such period and (b) the proceeds of any Casualty Events and Dispositions.

         "EFFECTIVE TIME" means the time specified in a written notice from the Agent when the conditions specified in Section 6.1 are satisfied (or waived in accordance with Section 11.2).

         "ELIGIBLE ACCOUNTS" means (a) the aggregate face amount of the accounts receivable outstanding and owed to the Borrowers as determined in accordance with GAAP consistently applied and as entered on the books and records of the Borrowers in the ordinary course of the Borrowers' business operations which satisfy each of the requirements set forth below, MINUS (b) without duplication, the aggregate amount of any returns, discounts, claims, credits, contra accounts, and allowances of any nature (whether issued, owing, granted or outstanding):

                  (i) the subject goods have been sold and/or services have been rendered on an absolute sale basis and on an open account basis to an account debtor which is not (A) the United States government or any agency thereof or other Person such that the Assignment of Claims Act would apply to the pledge of receivables of such account debtor, unless the Assignment of Claims Act has been complied with to the reasonable satisfaction of the Agent or (B) an Affiliate of any Credit Party;

                  (ii) an invoice (in form and substance reasonably acceptable to the Agent) has been sent to the applicable account debtor and bears an invoice date contemporaneous with or later than the date of sale of such goods or rendering of such service;

                  (iii) the account receivable does not arise from a sale to the account debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-assignment, sale-on-appraisal, consignment or any other repurchase or return basis;

                  (iv) the account is not evidenced by chattel paper or an instrument of any kind, and has not been reduced to judgment;

                  (v) the account debtor is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind;

                  (vi) the account debtor is an entity organized under the laws of one of the United States or of Canada or one of its provinces, whose main office is also located within the United States (including Puerto Rico as within the United States) or within Canada, or, if the account debtor is not such an entity organized and located within the United States or Canada, the account is insured by credit insurance or by a letter of credit issued or confirmed by a bank acceptable to the Agent or by other credit enhancements, in each case in form and substance satisfactory to the Agent;

                  (vii) the account receivable is a valid and legally enforceable obligation of the account debtor thereunder, it is not subject to recoupment, offset (other than discount for prompt payment) or other defense on the part of such account debtor or to any claim on the part of such account debtor denying liability thereunder;

                  (viii) the account receivable is not subject to any Lien of any kind except for the Lien of the Agent securing the obligations of the Credit Parties under this Agreement;

                  (ix) the account receivable has not remained outstanding in whole or in part for more than the later of (A) ninety (90) days after the invoice date or (B) sixty (60) days after the due date, which due date shall not be later than ninety (90) days after the invoice date;

                  (x) the account receivable does not arise out of a transaction (direct or indirect) with an employee, officer, agent, director or stockholder of any Credit Party;

                  (xi) the account receivable is not owing from an account debtor from whom more than fifty percent (50%) or more of the dollar amount of all accounts receivable are deemed ineligible hereunder;

                  (xii) the total unpaid accounts receivable owing from such account debtor do not exceed twenty percent (20%) of all Eligible Accounts;

                  (xiii) the account receivable constitutes Collateral in which the Agent has a First Priority Lien securing the obligations of the Credit Parties under this Agreement; and

                  (xiv) the Borrowers have not made an agreement with the account debtor to extend the time of payment of the subject account receivable;

PROVIDED, HOWEVER, that the Agent may in the exercise of its reasonable credit judgment exclude particular accounts from the definition of Eligible Accounts and may, based upon results from periodic field examinations or from appraisals which indicate deterioration in the creditworthiness or collectability of the Borrowers' accounts receivable, and upon ten (10) Business Days advance notice to the Borrowers, impose additional and/or more restrictive eligibility or valuation criteria than those set forth above as preconditions for any account to be deemed to be an Eligible Account hereunder.

         "ELIGIBLE INVENTORY" means inventory of the Borrowers recorded on the books and records of the Borrowers in the ordinary course of the Borrowers' business operations valued on a first in first out basis at the lower of (a) fair market value of such inventory, or (b) the cost charged by suppliers which are not Affiliates of any Credit Party (valued on the basis of the weighted average cost of the inventory, irrespective of the method employed by the Borrowers in valuing their inventory on their financial statements, and which, with respect to work in process other than tubing inventory, shall exclude the cost of labor and overhead), which inventory satisfies each of the following requirements:

                  (i) is in good and merchantable condition or, as respects work in process, is incorporated in customer products being produced or provided by the Borrowers;

                  (ii) meets all standards imposed by any government agency having regulatory authority over such goods and/or their use, manufacture and/or sale;

                  (iii) has been physically received in the continental United States by the Borrowers and is located (i) at a facility owned or leased by one of the Borrowers or (ii) at a facility operated by one of the Borrower's shipping or processing agents; PROVIDED that no inventory located at a shipping or processing agent's facility shall be deemed to be "Eligible Inventory" hereunder unless within 45 days after the Closing Date, such shipping or processing agent shall have entered into an agreement reasonably satisfactory in form and substance to the Agent acknowledging the Liens of the Agent and granting the Agent unrestricted access to such inventory;

                  (iv) is currently useable or currently salable in the normal course of the business operations, or, as respects work in process, is incorporated or is being held to be incorporated in customer products being produced or provided by the Borrowers;

                  (v) does not, in the Agent's reasonable credit judgment, constitute excess, obsolete, unsaleable, shopworn, seconds, damaged or unfit inventory;

                  (vi) does not arise from a sale to an account debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis;

                  (vii) is not subject to any Lien of any kind except for the Lien of the Agent securing obligations under this Agreement;

                  (viii) has not been sold to any Person; and

                  (ix) constitutes Collateral in which the Agent has a First Priority Lien securing the obligations of the Credit Parties under this Agreement;

PROVIDED, HOWEVER, that (A) the aggregate amount of Eligible Inventory shall be computed net of such reserves for slow moving and other ineligible inventory as the Agent shall deem appropriate, and (B) the Agent may in the exercise of its reasonable credit judgment exclude particular items of inventory from the definition of Eligible Inventory and may, based upon results from periodic field examinations or from appraisals which indicate deterioration in the value of the Borrowers' inventory, and upon ten (10) Business Days advance notice to the Borrowers impose additional and/or more restrictive eligibility or valuation criteria than those set forth above as preconditions for any item of inventory to be deemed to be Eligible Inventory hereunder.

         "ELIGIBLE MACHINERY AND EQUIPMENT" means machinery, equipment and rolling stock owned by one of the Borrowers and located in the United States, which machinery, equipment and rolling stock shall satisfy each of the following requirements:

                  (a) one of the Borrowers holds good and marketable title to the machinery, equipment or rolling stock;

                  (b) the full purchase price for the machinery, equipment or rolling stock has been paid by the Borrowers;

                  (c) the Agent has a First Priority Lien on the machinery, equipment or rolling stock securing the obligations of the Credit Parties under this Agreement;

                  (d) the machinery, equipment or rolling stock is not subject to any Lien of any kind except for the Lien of the Agent securing the obligations of the Credit Parties under this Agreement;

                  (e) the Agent has received an appraisal report with respect to the machinery, equipment or rolling stock from an independent appraiser reasonably satisfactory to the Agent setting forth the Orderly Liquidation Value of the machinery, equipment or rolling stock;

                  (f) the machinery, equipment or rolling stock is located on premises owned by one of the Borrowers or, if such premises are leased by one of the Borrowers, the Agent has received a Landlord's Consent duly executed by the owner of such premises;

                  (g) the machinery, equipment or rolling stock is not subject to any agreement which would restrict the Agent's ability to sell or otherwise dispose of such machinery, equipment or rolling stock;

                  (h) the machinery, equipment or rolling stock is in good repair and working order and is used by the Borrowers in the ordinary course of business of the Borrowers; and

                  (i) the machinery or equipment does not constitute "fixtures" under the applicable laws of the jurisdiction in which the machinery or equipment is located;

PROVIDED, HOWEVER, that the Agent may, based upon results from periodic field examinations or from appraisals which indicate deterioration in the value of the Borrowers' machinery or equipment, and upon ten (10) Business Days advance notice to the Borrowers in the exercise of its reasonable credit judgment exclude particular machinery, equipment or rolling stock from the definition of Eligible Machinery and Equipment and may impose additional and/or more restrictive eligibility or valuation criteria than those set forth above as preconditions for any machinery, equipment or rolling stock to be deemed to be Eligible Machinery and Equipment hereunder.

         "ELIGIBLE REAL ESTATE" means real property owned by one of the Borrowers that satisfies each of the following requirements:

                  (a) one of the Borrowers is the record owner of the fee title to such real property;

                  (b) the Agent has a First Priority Lien on such real property securing the obligations of the Credit Parties under this Agreement;

                  (c) such real property is not subject to any Lien of any kind, except for Permitted Liens and the Lien of the Agent securing obligations under this Agreement;

                  (d) such real property is not subject to any agreement (other than the Mortgages) which would by its terms restrict the Agent's ability to sell or otherwise dispose of such real property;

                  (e) the Agent has received environmental reports reasonably satisfactory to the Agent with respect to such real property, which reports shall be prepared by environmental engineering firms reasonably acceptable to the Agent;

                  (f) the Agent has received an appraisal report with respect to such real property from an independent appraiser reasonably satisfactory to the Agent setting forth the Fair Market Value of such real property (which appraisal report shall be delivered prior to the Effective Time, or if such real property is subsequently acquired, before such real property can be considered Eligible Real Estate, provided that the Agent shall have the right subject to the limitations set forth in Section 7.6 hereof to obtain updated appraisals of any real property);

                  (g) as of the Effective Time, or if such real property is subsequently acquired before such real property can be considered Eligible Real Estate, the Agent has received ALTA mortgagee's title insurance policies with all endorsements reasonably requested by the Agent (or commitments for the issuance of same) with respect to such real property from insurers reasonably acceptable to the Agent;

                  (h) as of the Effective Time, or if such real property is subsequently acquired, before such real property can be considered Eligible Real Estate, the Agent has received evidence satisfactory to the Agent that the improvements on such real property are not located in a flood plain (or if any such improvements are located in a flood plain, an acceptable flood hazard insurance policy);

                  (i) as of the Effective Time, or if such real property is subsequently acquired, before such real property can be considered Eligible Real Estate, the Agent has received evidence satisfactory to the Agent that there are no outstanding taxes, water and sewer charges, levies, assessments or impositions of any kind which have been due and payable for more than thirty (30) days, subject to contest rights;

                  (j) as of the Effective Time, or if such real property is subsequently acquired, before such real property can be considered Eligible Real Estate, the Agent has received opinions of local counsel to the Borrowers in each jurisdiction in which such real property is located with respect to the validity and enforceability of the Agent's Lien on such real property securing the obligations of the Credit Parties under this Agreement, all in form and substance satisfactory to the Agent; and

                  (k) as of the Effective Time, or if such real property is subsequently acquired, before such real property can be considered Eligible Real Estate, the Agent has received evidence satisfactory to the Agent in the form of coverage in the applicable title insurance policies or local counsel opinions, at the Borrowers' option, that such real property complies with the use limitations of all applicable zoning ordinances and by-laws;

PROVIDED, HOWEVER, that (x) Eligible Real Estate shall include all real property located in the State of New York that is subject to mortgages in favor of the agent under the $60MM Term Loan Agreement located in the State of New York, and
(y) the Agent may in the exercise of its reasonable credit judgment based upon
(i) the discovery or occurrence of any material Environmental Liability affecting any particular parcel of real property that was not previously disclosed to the Agent, or (ii) any material increase in the amount of any Environmental Liability or any material increase in the risks posed by any Environmental Liability affecting any particular parcel of real property, exclude such particular parcel of real property from, or reduce the value of such particular parcel of real property to the extent it is included within, the definition of Eligible Real Estate.

         "ENVIRONMENTAL LAWS" means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

         "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Credit Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "EQUITY RIGHTS" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrowers, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code. Notwithstanding the foregoing, for purposes of any liability related to a Multiemployer Plan under Title IV of ERISA, the term "ERISA Affiliate" means any trade or business that, together with the Borrowers, is treated as a single employer within the meaning of Section 4001(b) of ERISA.

         "ERISA EVENT" means (a) a "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder for which the notice requirement has not been waived with respect to any Pension Plan, (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, (d) the incurrence by either Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, (e) the receipt by either Borrower or any ERISA Affiliate from the PBGC or plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan, or (f) the receipt by either Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from either Borrower or any ERISA Affiliate of any notice of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "EURODOLLAR" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "EVENT OF DEFAULT" has the meaning assigned to such term in Section
9.1.

         "EXCLUDED TAXES" means, with respect to the Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income, net worth or franchise taxes imposed on (or measured by) its net income or net worth by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or in which it is taxable solely on account of some connection other than the execution, delivery or performance of this Agreement or the receipt of income hereunder, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which either Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.16(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.16(a).

         "EXISTING DEBT" means (a) Indebtedness of the Credit Parties existing as of the Effective Time which is being repaid in full with the proceeds of the Loans made by the Lenders at the Effective Time and (b) Indebtedness of the Borrowers existing as of the Effective Time which is permitted to remain outstanding after the Effective Time under Section 8.1 and is listed on SCHEDULE
8.1 hereto.

         "FACILITIES" means any and all real property (including, without limitation all buildings, fixtures or other improvements located thereon) now or hereafter or heretofore owned, leased, operated or used by the Borrowers or any of their respective predecessors.

         "FAIR MARKET VALUE" means with respect to any particular parcel of Eligible Real Estate, the average fair market value of such parcel of Eligible Real Estate as set forth in a recent appraisal report prepared by an independent appraiser reasonably satisfactory to the Agent.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to the Loan Documents, that such Lien is duly created, and to the extent applicable, fully perfected and is the most senior Lien (other than Permitted Liens) to which such Collateral is subject.

         "FIXED CHARGE COVERAGE RATIO" means, as at any date of measurement thereof, the ratio of (a) (i) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date MINUS (ii) the aggregate amount of all Non-Financed Capital Expenditures made during such period to the extent paid in cash during such period MINUS (iii) the aggregate amount paid, or required to be paid (without duplication), in cash in respect of the current portion of all income, franchise, real estate and other like Taxes for such period to (b) the sum for the Borrowers (determined on a consolidated basis without duplication in accordance with GAAP), of (i) all Interest Expense for such period PLUS (ii) all regularly scheduled payments of principal in respect of Indebtedness (including the principal component of any payments in respect of Capital Lease Obligations and all principal payments in respect of the $60MM Term Loan Facility) paid during such period PLUS (iii) all dividends paid by the Borrowers to the Guarantor under Section 8.6(b) hereof during such period.

         "FLOOD HAZARD PROPERTY" means a Mortgaged Property the improvements on which are located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

         "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "FOREIGN OFFICE" means with respect to any Lender, an office of such Lender located outside of the United States of America.

         "FQ1" means, with respect to any fiscal year of the Borrowers, the first fiscal quarter of such fiscal year.

         "FQ2" means, with respect to any fiscal year of the Borrowers, the second fiscal quarter of such fiscal year.

         "FQ3" means, with respect to any fiscal year of the Borrowers, the third fiscal quarter of such fiscal year.

         "FQ4" means, with respect to any fiscal year of the Borrowers, the fourth fiscal quarter of such fiscal year.

         "FY01" means the fiscal year of the Borrowers ending November 24, 2001.

         "FY02" means the fiscal year of the Borrowers ending November 30, 2002.

         "FY03" means the fiscal year of the Borrowers ending November 29, 2003.

         "FY04" means the fiscal year of the Borrowers ending November 27, 2004.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and the National Association of Insurance Commissioners.

         "GUARANTEE" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligations in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

         "GUARANTOR" means Integrated Steel.

         "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, in each case regulated or subject to regulation pursuant to any Environmental Law.

         "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "INDEBTEDNESS" means, for any Person, without duplication: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, advance, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable arising, and accrued expenses incurred and paid, in the ordinary course of business; (c) Capital Lease Obligations of such Person; (d) obligations of such Person in respect of Hedging Agreements; (e) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (f) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; and (g) Indebtedness of others Guaranteed by such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "INDEMNIFIED TAXES" means all Taxes other than (a) Excluded Taxes and Other Taxes and (b) amounts constituting penalties or interest imposed with respect to Excluded Taxes or Other Taxes.

         "INTEGRATED STEEL" means Integrated Steel Industries, Inc., a Delaware corporation.

         "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of the date of this Agreement by and among the Credit Parties, the Agent, the LLC, and the agent under the $60MM Term

Loan Facility setting forth relative rights and priorities of the Lenders and the LLC with respect to the Collateral and the proceeds thereof.

         "INTEREST ELECTION REQUEST" means a request by the Borrowers to convert or continue a Borrowing in accordance with Section 2.6.

         "INTEREST EXPENSE" means, for any period, the sum, without duplication, for the Borrowers (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or paid during such period (whether or not actually paid during such period), including interest in respect of the Loans and in respect of the $60MM Term Loan Facility but excluding capitalized debt acquisition costs (including fees related to this Agreement) PLUS (b) the net amounts payable (or The net amounts receivable) under Hedging Agreements accrued during such period (whether or not actually paid or received during such period) including, without limitation, commitment, swap, closing and similar fees relating thereto, but excluding reimbursement of legal fees and other similar transaction costs and excluding payments required by reason of the early termination of Hedging Agreements in effect on the date hereof PLUS (c) all fees, including letter of credit fees and expenses (but excluding reimbursement of legal fees), incurred hereunder during such period after the Effective Time.

         "INTEREST PAYMENT DATE" means (a) with respect to any Base Rate Loan, the first day of each month and (b) with respect to any Eurodollar Loan, the first day of each month and the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part.

         "INTEREST PERIOD" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrowers may elect; PROVIDED, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding the foregoing,

                  (i) if any Interest Period for any Revolving Credit Borrowing would otherwise end after the Revolving Credit Maturity Date, such Interest Period shall end on the Revolving Credit Maturity Date, and

                  (ii) notwithstanding the foregoing clause (i), no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a Eurodollar Loan for such period.

         "INVESTMENT" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership, limited liability company or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 180 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. Notwithstanding the foregoing, Capital Expenditures shall not be deemed "INVESTMENTS" for purposes hereof.

         "ISSUING LENDER" means Fleet National Bank, an affiliate of the Agent, in its capacity as the issuer of Letters of Credit hereunder.

         "LANDLORD'S CONSENT" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, in form approved by the Agent in its reasonable discretion.

         "LC DISBURSEMENT" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

         "LEASEHOLD PROPERTY" means any leasehold interest of any Borrower as lessee under any lease of real property, other than any such leasehold interest designated from time to time by the Agent in its sole discretion as not being required to be included in the Collateral.

         "LENDERS" means the Persons listed on SCHEDULE 2.1 (including without limitation the Issuing Lender) and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

         "LETTER OF CREDIT" means any letter of credit issued on a standby basis or in support of trade obligations of any Credit Party pursuant to this Agreement.

         "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Dow Jones Markets Page 3750 (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the average of the rates at which U.S. dollar deposits of $5,000,000, and for a maturity comparable to such Interest Period, are offered by four major banks in the London interbank market as selected by the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing), other than an operating lease, relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "LLC" means Hencorp LLC, a Delaware limited liability company.

         "LOAN DOCUMENTS" means this Agreement, any promissory notes evidencing Loans hereunder, the Security Agreement, the Stock Pledge Agreement, the Mortgages, the Intercreditor Agreement or any other document or instrument delivered by any Borrower or any shareholder of a Borrower pursuant to this Agreement in order to grant to the Agent, on behalf of the Lenders, a Lien on any real, personal or mixed property of that Borrower as security for the Obligations, and any other instruments or documents delivered or to be delivered from time to time pursuant to this Agreement, as the same may be supplemented and amended from time to time in accordance with their respective terms.

         "LOAN TO VALUE RATIO" means at any time, the ratio of (a) the sum of
(i) the aggregate Revolving Credit Exposure of the Lenders at such time, PLUS
(ii) the Adjusted Term Loan Balance at such time, to (b) the Discounted Formula Collateral Value at such time.

         "LOANS" means the loans made by the Lenders to the Borrowers hereunder.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets or financial condition of the Borrowers taken as a whole, (b) the ability of the Credit Parties to pay or perform any of their respective obligations under this Agreement or the other Loan Documents, or (c) the rights of or benefits available to the Lenders under this Agreement and the other Loan Documents.

         "MATERIAL INDEBTEDNESS" means (a) Indebtedness (including, without limitation, Indebtedness under the $60MM Term Loan Facility) or (b) obligations in respect of one or more Hedging Agreements, in the case of (a) and (b) of any one or more of the Borrowers in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

         "MATERIAL LEASEHOLD PROPERTY" means a Leasehold Property reasonably determined by the Agent to be of material value as Collateral or of material importance to the operations of the Borrowers.

         "MERE CAP" means:

                  (a) during the period from the Closing Date through the date which is not later than June 30, 2001 on which the Borrowers deliver to the Agent an appraisal report (the "Cut to Length Equipment Appraisal Report") setting forth the Orderly Liquidation Value of Eligible Machinery and Equipment at the cut to length facility of Nova Tube and Steel, an amount equal to (i) $26,426,000 MINUS (ii) an amount equal to the difference between (x) $53,000,000 and (y) the Adjusted Term Loan Balance at the end of the most recently completed fiscal month; and

                  (b) during the period from and after date of delivery of the Cut to Length Equipment Appraisal Report, an amount equal to (i) $26,426,000 PLUS (ii) 80% of the Orderly Liquidation Value of that portion of the Eligible Machinery and Equipment at the cut to length facility of Nova Tube and Steel which was not included in the machinery and equipment appraisal report(s) delivered to the Agent on or before the Closing Date MINUS (iii) an amount equal to the difference between
         (x) $53,000,000 and (y) the Adjusted Term Loan Balance at the end of the most recently completed fiscal month.

         "MORTGAGE" means (a) a security instrument (whether designated as a deed of trust or a mortgage, leasehold mortgage, assignment of leases and rents or by any similar title) executed and delivered by any Borrower in such form as may be approved by the Agent in its sole and reasonable discretion, in each case with such changes thereto as may be recommended by Agent's local counsel based on local laws or customary local practices, and (b) at the Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to the Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time.

         "MORTGAGE POLICY" has the meaning assigned to such term in Section 6.1(f)(vii).

         "MORTGAGED PROPERTY" has the meaning assigned to such term in Section 6.1(f)(i).

         "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NET CASH PAYMENTS" means,

                  (a) with respect to any Casualty Event, the aggregate amount of cash proceeds of insurance, condemnation awards and other compensation received by the Credit Parties in respect of such Casualty Event net of (i) reasonable expenses incurred by the Credit Parties in connection therewith, (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such property, and
         (iii) any income and transfer taxes payable by the Credit Parties in respect of such Casualty Event;

                  (b) with respect to any Disposition, the aggregate amount of all cash payments received by any of the Credit Parties directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition, net of (i) the amount of any legal, title, transfer and recording tax expenses, commissions and other fees and expenses payable by any of the Credit Parties in connection therewith, (ii) any Federal, state and local income or other taxes estimated to be payable by the any of the Credit Parties as a result thereof, (iii) any repayments by any of the Credit Parties of Indebtedness to the extent that such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property, and (iv) any repayments by any of the Credit Parties to minority stockholders if and to the extent permitted hereby; and

                  (c) with respect to any incurrence of Indebtedness or offering of equity securities, the aggregate amount of all cash proceeds received by any of the Credit Parties therefrom less all legal, underwriting and similar fees and expenses incurred in connection therewith.

         "NET INCOME" means for any period, net income of the Borrowers (determined on a consolidated basis without duplication in accordance with GAAP) for such period excluding the after-tax amount of extraordinary items.

         "NON-FINANCED CAPITAL EXPENDITURES" means Capital Expenditures which are not financed with the proceeds of the Loans or other Indebtedness for borrowed money.

         "NOVA TUBE AND STEEL" means Nova Tube and Steel, Inc., a Delaware corporation.

         "NOVAMERICAN" means Novamerican Steel Inc., a Canadian corporation.

         "OBLIGATIONS" mean the aggregate outstanding principal balance of and all interest on the Loans made by the Lenders to the Borrowers (including any interest accruing after the commencement of any proceeding by or against the Borrowers under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as a claim enforceable against the Borrowers in any such proceeding), all LC Disbursements and all other obligations from time to time owing to the Lenders, the Issuing Lender or the Agent by the Credit Parties hereunder or under any other Loan Document, and all obligations of the Borrowers to any Lender or any Affiliate of any Lender under any Hedging Agreement, in each case strictly in accordance with the terms thereof.

         "ORDERLY LIQUIDATION VALUE" means, with respect to any item of Eligible Machinery and Equipment, the orderly liquidation value (excluding taxes, shipping, installation charges, training fees and other "soft" costs) of such item of Eligible Machinery and Equipment as set forth in a recent appraisal report prepared by an independent appraiser reasonably satisfactory to the Agent.

         "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and the other Loan Documents, PROVIDED that there shall be excluded from "Other Taxes" all Excluded Taxes.

         "PATENTS" means all patents issued or assigned to and all patent applications made by the Borrowers and, to the extent that the grant of a security interest does not cause a breach or termination thereof, all exclusive and nonexclusive licenses to the Borrowers from third parties or rights to use patents owned by such third parties, including, without limitation, the patents, patent applications and licenses listed on SCHEDULE 5.5 hereto, along with any and all (a) inventions and improvements described and claimed therein, (b) reissues, divisions, continuations, extensions and continuations-in-part thereof, (c) income, royalties, damages, claims and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (d) rights to sue for past, present and future infringements thereof, and (e) any other rights corresponding thereto throughout the world.

         "PENSION PLAN" means any Plan that is a defined benefit pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or
Section 302 of ERISA, and in respect of which either Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "PERMITTED INVESTMENTS" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard and Poor's Ratings Service or from Moody's Investors Service, Inc.;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

                  (e) advances, loans and extensions of credit to any director, officer or employee of a Credit Party provided that the aggregate outstanding amount of all such advances, loans and extensions of credit (excluding travel advances in the ordinary course of business) does not at any time exceed $100,000; and

                  (f) investments in money market mutual funds that are rated AAA by Standard & Poor's Rating Service.

         "PERMITTED LIENS" has the meaning set forth in Section 8.2.

         "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA in which either Borrower or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA, including, but not limited to, any Pension Plan or Multiemployer Plan.

         "POST-DEFAULT RATE" means, for Base Rate Loans, a rate per annum equal to the Adjusted Base Rate PLUS the Applicable Margin PLUS 4%, and, for Eurodollar Loans, a rate per annum equal to the Adjusted LIBO Rate PLUS the Applicable Margin PLUS 4%.

         "PRIME RATE" means the rate of interest per annum publicly announced from time to time by Fleet National Bank, as its prime rate in effect at its principal office in Boston, Massachusetts; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "PROPERTY" means any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible.

         "PROPRIETARY RIGHTS" has the meaning assigned to such term in Section 5.5(b).

         "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of the Agent, desirable in order to create or perfect Liens on any Patents or Trademarks.

         "REAL PROPERTY ASSET" means, at any time of determination, any fee ownership or leasehold interest then owned by any Borrower in any real property.

         "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Recorded Document (as hereinafter defined) has been recorded in all places necessary, in the Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "RECORDED DOCUMENT" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to the Agent.

         "REGISTER" has the meaning assigned to such term in Section 11.4.

         "REIMBURSEMENT OBLIGATION" has the meaning assigned to such term in
Section 2.4(e).

         "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates.

         "REQUIRED LENDERS" means, at any time when there is more than one Lender, at least two Lenders having Loans, Total LC Exposure and unused Revolving Credit Commitments representing at least 51% of the sum of the aggregate Loans, Total LC Exposure and unused Revolving Credit Commitments of all Lenders at such time, or at any time when there is only one Lender, such Lender.

         "RESPONSIBLE OFFICER" means the Chief Financial Officer, Chief Executive Officer, President, Vice President of Finance, or Treasurer of the Guarantor or any Borrower, as applicable.

         "RESTRICTED JUNIOR PAYMENT" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of, or other equity interest in, any Borrower now or hereafter outstanding, except a dividend payable solely in shares of stock or interests of the same class, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of, or other equity interest in, any Borrower now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of, or other equity interest in, any Borrower now or hereafter outstanding, (d) any payment or prepayment of principal of, premium, if any, or interest on, or redemption purchase, retirement, defeasance (including economic or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness, and (e) any payment made to any Affiliates of any Credit Party in respect of management, consulting or other similar services provided to any Credit Party.

         "REVOLVING CREDIT AVAILABILITY PERIOD" means the period from and including the Effective Time to but excluding the earlier of (a) the Revolving Credit Maturity Date and (b) the date of termination of the Revolving Credit Commitments, as terminated by the Borrower pursuant to Section 2.10 or by the Agent pursuant to Section 9.1.

         "REVOLVING CREDIT COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, as such commitment may be (a) reduced from time to time pursuant to Sections 2.7 and 2.10, or (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.4. The initial maximum amount of each Lender's Revolving Credit Commitment is set forth on SCHEDULE 2.1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The aggregate original maximum amount of the Revolving Credit Commitments is equal to $40,000,000.

         "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender's Loans at such time PLUS (b) such Lender's Applicable Percentage of the Total LC Exposure at such time.

         "REVOLVING CREDIT MATURITY DATE" means April 7, 2006.

         "REVOLVING CREDIT NOTES" means the promissory notes, substantially in the form of EXHIBIT A annexed hereto, issued by the Borrowers in favor of the Lenders.

         "SECURITY AGREEMENT" means the Security Agreement substantially in the form of EXHIBIT D-1 annexed hereto, executed and delivered by the Borrowers at the Effective Time, as such agreement may be amended, supplemented or otherwise modified from time to time.

         "SENIOR LIABILITIES" means, as at any time of determination thereof,
(a) the aggregate amount of all indebtedness, liabilities and other obligations of the Borrowers (determined on a consolidated basis in accordance with GAAP) at such time MINUS (b) the aggregate principal amount of Subordinated Indebtedness at such time.

         "SENIOR LIABILITIES TO TANGIBLE CAPITAL BASE RATIO" means, as at any time, the ratio of (a) Senior Liabilities at such time, to (b) the Tangible Capital Base at such time.

         "SPECIAL COUNSEL" means Palmer & Dodge LLP, in its capacity as special counsel to Fleet Capital Corporation, as Administrative and Collateral Agent of the credit facilities contemplated hereby.

         "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one MINUS the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "STOCK PLEDGE AGREEMENT" means the Stock Pledge Agreement substantially in the form of EXHIBIT D-2 annexed hereto, executed and delivered by the Guarantor at the Effective Time and thereafter in accordance with Section 7.10, as such agreements may be amended, supplemented or otherwise modified from time to time.

         "SUBORDINATED DEBT DOCUMENTS" means all instruments, agreements and other documents executed and delivered by any Credit Party in connection with Subordinated Indebtedness.

         "SUBORDINATED INDEBTEDNESS" means (a) Indebtedness of the Borrowers owing to Novamerican in the aggregate principal amount of approximately $10,000,000 as of the Closing Date; (b) additional Indebtedness of the Borrowers to Novamerican incurred after the Closing Date which Indebtedness by its terms (or by the terms of the instrument under which it is outstanding and to which appropriate reference is made in the instrument evidencing such Subordinated Indebtedness) is made subordinate and junior in right of payment to the Loans and to the Credit Parties' other obligations to the Lenders hereunder by provisions in form and substance reasonably satisfactory to the Agent and Special Counsel (the "ADDITIONAL NOVAMERICAN SUBORDINATED INDEBTEDNESS"), and
(c) other additional Indebtedness incurred by the Borrowers after the Closing Date with the prior written consent of the Agent and the Required Lenders that by its terms (or by the terms of the instrument under which it is outstanding and to which appropriate reference is made in the instrument evidencing such Subordinated Indebtedness) is made subordinate and junior in right of payment to the Loans and to the Credit Parties' other obligations to the Lenders hereunder by provisions in form and substance reasonably satisfactory to the Agent and Special Counsel.

         "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. References herein to "SUBSIDIARIES" shall, unless the context requires otherwise, be deemed to be references to Subsidiaries of the Borrowers and the Guarantor.

         "TANGIBLE CAPITAL BASE" means, at any time an amount (determined on a consolidated basis without duplication in accordance with GAAP) equal to (a) the sum of (i) the book net worth of the Borrowers, PLUS (ii) the outstanding principal amount of Subordinated Indebtedness, MINUS (b) the total book value of all assets of the Borrowers which would be treated as intangible assets under GAAP, including without limitation, such items as goodwill, Patents, Copyrights and Trademarks, and rights (including rights under licenses) with respect to the foregoing.

         "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "TITLE COMPANY" means one or more other title insurance companies reasonably satisfactory to the Agent.

         "TOTAL LC EXPOSURE" means, at any time, the sum of (a) 100% of the aggregate undrawn amount of all outstanding standby and documentary Letters of Credit at such time PLUS (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time.

         "TOTAL VOTING POWER" means, with respect to any Person, the total number of votes which holders of securities having the ordinary power to vote, in the absence of contingencies, are entitled to cast in the election of directors of such Person.

         "TRADEMARKS" means all trademarks (including service marks), federal and state trademark registrations and applications made by the Borrowers, common law trademarks and trade names owned by or assigned to the Borrowers, all registrations and applications for the foregoing and all exclusive and nonexclusive licenses from third parties of the right to use trademarks of such third parties, including, without limitation, the registrations, applications, unregistered trademarks, service marks and licenses listed on SCHEDULE 5.5 hereto, along with any and all (a) renewals thereof, (b) income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past or future infringements thereof, (c) rights to sue for past, present and future infringements thereof, and (d) foreign trademarks, trademark registrations, and trade name applications for any thereof and any other rights corresponding thereto throughout the world.

         "TYPE" when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Adjusted Base Rate.

         "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

         "USGP" means Annaco General Partnership, a Delaware general partnership.

         "U.S. DOLLARS" or "$" refers to lawful money of the United States of America.

         "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors' qualifying shares) or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

         "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         "$53MM TERM LOAN FACILITY" means the term loan facility established by the Lenders in favor of the USGP under the Term Loan Agreement of even date herewith among USGP, certain Guarantors named therein, the Lenders and Fleet Capital Corporation as Administrative and Collateral Agent for the Lenders.

         "$60MM TERM LOAN FACILITY" means the term loan facility established by the LLC in favor of the Borrowers under the Term Loan Agreement of even date herewith among the Borrowers, Integrated Steel as Guarantor, the LLC as Lender and Fleet Capital Corporation as Collateral Agent.

         1.2 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         1.3 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrowers notify the Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision shall have been amended in accordance herewith.

         1.4 JOINT AND SEVERAL OBLIGATIONS. All obligations of the Borrowers hereunder shall be joint and several. Any notice, request, waiver, consent or other action made, given or taken by any Borrower shall bind both Borrowers.

                                   ARTICLE 2

                                   THE CREDITS

         2.1 REVOLVING CREDIT LOANS. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrowers from time to time during the Revolving Credit Availability Period; provided that after giving effect to the funding of each Loan (a) such Lender's Revolving Credit Exposure shall not exceed such Lender's Revolving Credit Commitment, and (b) the aggregate Revolving Credit Exposure of all Lenders shall not exceed the lesser of (i) the aggregate Revolving Credit Commitments at such time and (ii) the Borrowing Base MINUS the Adjusted Term Loan Balance at such time. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Loans.

         2.2 LOANS AND BORROWINGS.

             (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Revolving Credit Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

             (b) Subject to Section 2.13, each Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Loans as the Borrowers may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

             (c) At the commencement of each Interest Period for a Eurodollar Borrowing, such Borrowing shall be in an aggregate amount at least equal to $500,000 or any greater multiple of $500,000. Borrowings of more than one Type may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of four (4) Eurodollar Borrowings outstanding.

         2.3 REQUESTS FOR BORROWINGS.

             (a) To request a Revolving Credit Borrowing, the Borrowers shall notify the Agent of such request by telephone (i) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., Boston, Massachusetts time, three Business Days before the date of the proposed Borrowing; PROVIDED that Eurodollar Borrowings shall not be available on the Closing Date unless otherwise consented to by the Agent in writing, or (ii) in the case of a Base Rate Borrowing not later than 1:00 p.m., Boston, Massachusetts time on the date of the proposed Borrowing. Promptly after making any telephonic request for a Borrowing, the Borrowers shall deliver to the Agent an Advance Request, in substantially the form of EXHIBIT B-1 hereto, signed by a Designated Financial Officer.

             (b) Each such Advance Request shall specify the following information in compliance with Section 2.2:

                  (i) the amount of the Borrowing Base MINUS the Adjusted Term Loan Balance (setting forth the Borrowing Base MINUS the Adjusted Term Loan Balance as of the close of business on the last day of the month immediately preceding the date such Advance Request is delivered to the Agent);

                  (ii) the aggregate amount of such Borrowing and the aggregate outstanding Revolving Credit Exposure of the Lenders both before and after giving effect to such Borrowing;

                  (iii) the effective date of such Borrowing, which shall be a Business Day;

                  (iv) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing;

                  (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (vi) the location and number of the Borrowers' account to which funds are to be disbursed, which shall comply with the requirements of Section 2.5.

             (c) If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Request for a Borrowing in accordance with this
Section 2.3, the Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

             (d) Unless otherwise consented to by the Agent in its sole discretion, prior to three Business Days after the Closing Date, no Eurodollar Borrowing or conversion into a Eurodollar Borrowing may be made.

             (e) Each telephonic request for a Borrowing made by the Borrowers and each written Advance Request submitted by the Borrowers shall be irrevocable.

         2.4 LETTERS OF CREDIT.

             (a) GENERAL. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.1(a), each Borrower may request the issuance of Letters of Credit for its own account by the Issuing Lender, in a form reasonably acceptable to the Issuing Lender, at any time and from time to time during the Revolving Credit Availability Period. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

             (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrowers shall hand deliver or telephonic facsimile (fax) to the Issuing Lender and the Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a letter of credit application in the form required by the Issuing Lender. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Total LC Exposure at such time shall not exceed $1,000,000, (ii) the aggregate Revolving Credit Exposure of all Lenders at such time shall not exceed the aggregate Revolving Credit Commitments of all Lenders at such time, and (iii) the sum of (x) the aggregate outstanding amount of all Loans at such time PLUS (y) the Total LC Exposure at such time, shall not exceed the Borrowing Base MINUS the Adjusted Term Loan Balance at such time.

             (c) EXPIRATION DATE. Each Letter of Credit shall expire (without giving effect to any extension thereof by reason of an interruption of business) at or prior to the close of business on the earlier of (i) the date 365 days, in the case of standby Letters of Credit, or 180 days, in the case of documentary or trade Letters of Credit, after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, 365 days or 180 days, as applicable, after such renewal or extension) PROVIDED that any such standby Letter of Credit may provide for automatic extensions thereof to a date not later than 365 days beyond its current expiration date, and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date. No Letter of Credit may be extended beyond the date that is five Business Days prior to the Revolving Credit Maturity Date.

             (d) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender, the Issuing Lender hereby grants to each Lender, and each Revolving Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Lender and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section 2.4, or of any reimbursement payment required to be refunded to the Borrowers for any reason.

             (e) REIMBURSEMENT. If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse (each, a "REIMBURSEMENT OBLIGATION") the Issuing Lender in respect of such LC Disbursement by paying to the Agent an amount equal to such LC Disbursement not later than 1:00 p.m., Boston, Massachusetts time, on (i) the Business Day that the Borrowers receive notice of such LC Disbursement, if such notice is received prior to 11:00 a.m., Boston, Massachusetts time, or (ii) the Business Day immediately following the day that the Borrowers receive such notice, if such notice is not received prior to such time, PROVIDED that, subject to the conditions to borrowing set forth herein, payment of each such Reimbursement Obligation shall be made through the automatic funding of a Base Rate Borrowing in an amount equal to the amount of such Reimbursement Obligation, and the Borrowers hereby irrevocably authorize and direct the Agent to take such actions as may necessary to effectuate such automatic funding of such Base Rate Borrowings. To the extent that any such Reimbursement Obligation is paid through the automatic funding of a Base Rate Borrowing, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing.

         If, the Borrowers cannot satisfy the conditions to borrowing set forth herein such that the payment of any Reimbursement Obligation cannot be made through the automatic funding of a Base Rate Borrowing and the Borrowers shall fail to make such payment when due, the Agent shall notify each Lender of the applicable LC Disbursement, the unreimbursed portion thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Agent its Applicable Percentage of the unreimbursed portion of the LC Disbursement, in the same manner as provided in Section 2.5 with respect to Loans made by such Lender (and
Section 2.5 shall apply to the payment obligations of the Lenders, treating each such payment as a Loan for this purpose), and the Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Agent of any payment from the Borrowers pursuant to this paragraph, the Agent shall distribute such payment to the Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to purchase participation interests in the LC Disbursement, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to purchase a participation interest in any LC Disbursement shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

             (f) OBLIGATIONS ABSOLUTE. The Borrowers' obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.4 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (A) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (B) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (C) payment by the Issuing Lender to the beneficiary under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit and (D) any other event or circumstance whatsoever (other than gross negligence or willful misconduct of the Issuing Lender), whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of the Borrowers' obligations hereunder.

             (g) INTERIM INTEREST. If the Issuing Lender shall make any LC Disbursement in respect of any Letter of Credit, and if the Borrowers cannot satisfy the conditions to borrowing set forth herein such that payment of the Reimbursement Obligation resulting from such LC Disbursement cannot be made through the automatic funding of a Base Rate Borrowing, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; PROVIDED that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this
Section 2.4, then interest calculated in accordance with Section 2.12(c) shall accrue on the unpaid amount thereof. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this
Section 2.4 to purchase a participation interest in an LC Disbursement shall be for the account of such Lender to the extent of such payment.

             (h) CASH COLLATERALIZATION. If either (i) an Event of Default shall occur and be continuing and the Borrowers receive notice from the Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrowers shall be required to provide cover for Total LC Exposure pursuant to Section 2.9(a) or 2.10(b), the Borrowers shall immediately deposit with the Issuing Lender an amount in cash equal to, in the case of an Event of Default, the Total LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.9(a) or 2.10(b), the amount required under Section 2.9(a) or 2.10(b), as the case may be; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Credit Party described in clause (g) or (h) of Section 9.1. Such deposit shall be held by the Agent as collateral in the first instance for the Total LC Exposure under this Agreement and thereafter for the payment of any other obligations of the Credit Parties hereunder.

         2.5 FUNDING OF BORROWINGS.

             (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Boston, Massachusetts time or, in the case of same-day Borrowings, 2:00 p.m., Boston, Massachusetts time, to the account of the Agent most recently designated by it for such purpose by notice to the Lenders. The Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to one or more accounts of the Borrowers maintained with the Agent in Boston, Massachusetts and designated by the Borrowers in the applicable Request for a Borrowing; PROVIDED that Base Rate Loans made to finance the reimbursement of an LC Disbursement under any Letter of Credit as provided in Section 2.4(e) shall be remitted by the Agent to the Issuing Lender.

             (b) Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Agent such Lender's share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.5 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Borrowers agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers but excluding the date of payment to the Agent, at the Federal Funds Effective Rate. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

             (c) In order to facilitate the administration of the Loans under this Agreement, the Agent and Lenders agree (such agreement shall not be for the benefit of or enforceable by the Borrowers) that settlement among them with respect to the Loans may take place on a periodic basis on dates determined from time to time by the Agent (each a "SETTLEMENT DATE"), which may occur before or after the occurrence or during the continuance of any Default or Event of Default. On each Settlement Date, payment shall be made by or to each Lender in the manner provided herein and in accordance with the Settlement Report delivered by the Agent to Lenders with respect to such Settlement Date so that, as of each Settlement Date and after giving effect to the transactions to take place on such Settlement Date, each Lender shall hold its Applicable Percentage of all outstanding Loans and its Applicable Percentage of the Total LC Exposure. Unless a Default or Event of Default shall have occurred and be continuing, the Agent shall request settlement with the Lenders on a basis not less frequently than once every five (5) Business Days.

             (d) Between Settlement Dates, the Agent may but shall not be obligated to advance (or may request that one of its Affiliates advance), to the Borrowers out of the Agent's (or such Affiliate's) own funds the entire principal amount of any Borrowings that are Base Rate Loans requested or deemed requested pursuant to this Agreement (any such Borrowing funded exclusively by the Agent or its Affiliate being referred to as a "SETTLEMENT LOAN"). Each Settlement Loan shall constitute a Loan hereunder and shall be subject to all of the terms, conditions and security applicable to other Loans, except that all payments thereon shall be payable to the Agent (or its Affiliate) solely for its own account. The obligation of the Borrowers to repay such Settlement Loans to the Agent (or its Affiliate) shall be evidenced by the records of the Agent and need not be evidenced by any promissory note. The Agent shall not (and shall not permit any of its Affiliates to) make any Settlement Loan if (i) the Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Sections 6.1 or 6.2 hereof will not be satisfied on the requested funding date of the applicable Borrowing or (ii) the Agent has knowledge that the requested Borrowing would exceed the limitations set forth in Section 2.1 on the funding date. On each Settlement Date, or, if earlier, upon demand by the Agent for payment thereof, the then outstanding Settlement Loans shall be immediately due and payable.

The Borrowers shall be deemed to have requested Loans to be made on each Settlement Date in the amount of all outstanding Settlement Loans and the proceeds of such Loans shall be applied to the repayment of such Settlement Loans. The Agent shall notify the Lenders of the outstanding balance of the Loans prior to 1:00 p.m. (Eastern Time) on each Settlement Date and each Lender shall deposit with the Agent an amount equal to its Applicable Percentage of the amount of Loans deemed requested in immediately available funds not later than 3:00 p.m. (Eastern Time) on such Settlement Date, and without regard to whether any Default or Event of Default exists or any of the conditions in Sections 6.1 or 6.2 are not satisfied. If any Settlement Loan is not repaid on the due date thereof, then on the second Business Day after the Agent's request each Lender (other than the Agent in its capacity as a Lender) shall purchase a participating interest in such Settlement Loan in an amount equal to its Applicable Percentage of such Settlement Loan by transferring to the Agent, in immediately available funds, the amount of such participation, without duplication for any payment previously made. The proceeds of Settlement Loans may be used solely for purposes for which Loans generally may be used in accordance with this Agreement. If any amounts received by the Agent in respect of any Settlement Loans are later required to be returned or paid by the Agent to the Borrowers or their respective representatives or successors-in-interest, whether by court order, settlement or otherwise, the other Lenders shall, upon demand by the Agent, pay to the Agent for its own account, an amount equal to each other Lender's Applicable Percentage of all such amounts required to be returned by the Agent.

         2.6 INTEREST ELECTIONS.

             (a) Each Borrowing initially shall be of the Type specified in the applicable Request for a Borrowing and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Request for a Borrowing. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section
2.6. The Borrowers may elect different options for continuations and conversions with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

             (b) To make an election pursuant to this Section 2.6, the Borrowers shall notify the Agent of such election by telephone by the time that a Request for a Borrowing would be required under Section 2.3 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Agent of a written Interest Election Request in a form approved by the Agent and signed by a Designated Financial Officer.

             (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options for continuations or conversions are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the Type of Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

             (d) Promptly following receipt of an Interest Election Request, the Agent shall advise each affected Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

             (e) If the Borrowers fail to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

         2.7 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS.

             (a) Unless previously terminated, the Revolving Credit Commitments shall terminate at the close of business on the Revolving Credit Maturity Date

             (b) The Borrowers may at any time and from time to time reduce the Revolving Credit Commitments; PROVIDED that (i) each reduction of the Revolving Credit Commitments shall be in an amount that is at least equal to $1,000,000 or any greater multiple of $1,000,000, and (ii) the Borrowers shall not reduce the Revolving Credit Commitments if, after giving effect to any concurrent repayment in accordance with Section 2.9 or prepayment in accordance with Section 2.10 of the Loans, the total Revolving Credit Exposure would exceed the total Revolving Credit Commitments.

             (c) The Borrowers shall notify the Agent of any election to reduce Revolving Credit Commitments under paragraph (b) of this Section 2.7 at least three Business Days prior to the effective date of such reduction, specifying the effective date thereof. Each notice of reduction of the Revolving Credit Commitments shall be irrevocable. Each reduction of the Revolving Credit Commitments shall be permanent and shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments.

             (d) Subject to the provisions of Section 2.7(e), the Borrowers shall have the right at any time to terminate the Revolving Credit Commitments. The Borrowers shall notify the Agent of any election to terminate the Revolving Credit Commitments under this Section 2.7(d) at least ten (10) days prior to the effective date of such termination, specifying the effective date thereof. Each notice of termination of the Revolving Credit Commitments shall be irrevocable. Each termination of the Revolving Credit Commitments shall be permanent.

             (e) In connection with any termination of the Revolving Credit Commitments, the Borrowers shall repay the Adjusted Term Loan Balance of, and all accrued interest and fees owing from the Borrowers to the LLC under the $60MM Term Loan Facility.

         2.8 PAYMENTS GENERALLY: PRO RATA TREATMENT; SHARING OF SET-OFFS.

             (a) The Borrowers shall make each payment required to be made by the Borrowers hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Sections 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., Boston, Massachusetts time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent at its offices in Boston, Massachusetts, except that payments pursuant to Sections 2.4, 2.14, 2.15 or 2.16 and 11.3 shall be made directly to the Persons entitled thereto. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof (subject to the provisions of Subsections 2.5(c) and 2.5(d) hereof), and the Borrowers shall have no liability in the event timely or correct distribution of such payments is not so made. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. dollars. Subject to the conditions to borrowing set forth herein, payment of interest, fees and any other amounts due to be paid by the Borrowers hereunder shall be made through the automatic funding of a Base Rate Borrowing in an amount equal to the amount of such interest, fees or other amounts due to be paid by the Borrowers hereunder, and the Borrowers hereby irrevocably authorize and direct the Agent to take such actions as may necessary to effectuate such automatic funding of Base Rate Borrowings. To the extent that any such interest, fee or other amount is paid through the automatic funding of a Base Rate Borrowing, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing. If the Borrowers cannot satisfy the conditions to borrowing set forth herein such that the payment of any interest, fees or other amounts cannot be made through the automatic funding of a Base Rate Borrowing, the Borrowers shall be obligated to pay the full amount of such interest, fees or other amounts as and when the same shall become due.

             (b) If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder under any circumstances, including, without limitation during, or as a result of the exercise by the Agent or the Lenders of remedies under the Loan Documents and applicable law, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties and (iii) third, to obligations with respect to Hedging Agreements entered into by a Lender or an Affiliate of a Lender, in each case regardless of whether such funds are the proceeds of Collateral that is security for less than all of the Loans.

             (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans (or participations in LC Disbursements) (other than pursuant to Sections 2.4, 2.14 or 2.16), resulting in such Lender receiving payment of a greater proportion of the aggregate principal amount of its Loans (and participations in LC Disbursements) and accrued interest thereon than the proportion of such amounts received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans (and LC Disbursements) of the other Lenders to the extent necessary so that the benefit of such payments shall be shared by all the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans (and participations in LC Disbursements); PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest unless the Lender from which such payment is recovered is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its pro rata share of such interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans (or participations in LC Disbursements) to any assignee or participant, other than to any Credit Party or any Affiliate of a Credit Party (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

             (d) Unless the Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Agent for the account of the Lenders or the Issuing Lender entitled thereto (the "APPLICABLE RECIPIENT") hereunder that the Borrowers will not make such payment, the Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Applicable Recipient the amount due. In such event, if the Borrowers have not in fact made such payment, then each Applicable Recipient severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Applicable Recipient with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the Federal Funds Effective Rate.

             (e) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.4(d), 2.4(e), 2.5(b) or 2.8(d), then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender's obligations under such Section until all such unsatisfied obligations are fully paid.

         2.9 REPAYMENT OF LOANS; EVIDENCE OF DEBT.

             (a) The Borrowers unconditionally promise to pay to the Agent for the account of each Lender the then unpaid principal amount of such Lender's Loans on the Revolving Credit Maturity Date. In addition, if following any reduction in the Revolving Credit Commitments or at any other time the aggregate Revolving Credit Exposure shall exceed the lesser of (i) the aggregate Revolving Credit Commitments at such time, or (ii) the Borrowing Base MINUS the Adjusted Term Loan Balance at such time, the Borrowers shall first, repay Loans, and second, provide cover for Total LC Exposure as specified in Section 2.4(h)) in an aggregate amount equal to such excess.

             (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

             (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

             (d) The entries made in the accounts maintained pursuant to paragraph (d) of this Section 2.9 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

             (e) Prior to the Closing Date, the Borrowers shall prepare, execute and deliver to each Lender a Revolving Credit Note in the principal amount of such Lender's Revolving Credit Commitment. Thereafter, the Loans of each Lender evidenced by each such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

         2.10 PREPAYMENT OF LOANS.

             (a) OPTIONAL PREPAYMENTS OF LOANS. The Borrowers shall have the right at any time and from time to time to prepay any Loans in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section 2.10 and subject to the payment of any amounts due under Section 2.15.

             (b) MANDATORY PREPAYMENTS. The Borrowers shall be obligated to, and shall, make prepayments of the Loans hereunder (and reduce the Revolving Credit Commitments hereunder) as follows:

                  (i) SALE OF ASSETS. Without limiting the obligation of the Borrowers to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, the Borrowers agree, on the date of any Disposition by any Borrower, to prepay the Loans hereunder (and, if necessary, provide cover for Total LC Exposure as specified in Section 2.4(h)), upon the date of such Disposition, in an aggregate amount equal to 100% of the amount of such Net Cash Payments from such Disposition received by any Borrower on the date of such Disposition (less (x) the portion of such Net Cash Payments applied to the repurchase of similar replacement assets and (y) the portion of such Net Cash Payments which the Borrowers may elect to apply to the prepayment of the $60MM Term Loan Facility, in each case as provided in and subject to the terms and conditions of the Intercreditor Agreement), such prepayment to be effected in each case and in the manner and to the extent specified in paragraph (c) of this Section 2.10.

                  (ii) PROCEEDS OF CASUALTY EVENTS. Upon the receipt by the Agent or any Credit Party of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of any Borrower, the Borrowers shall prepay the Loans (and, if necessary, provide cover for Total LC Exposure as specified in Section 2.4(h)), in an aggregate amount equal to 100% of the Net Cash Payments from such Casualty Event (less (x) the portion of such Net Cash Payments applied to the repair or replacement of the property affected by such Casualty Event and (y) the portion of such Net Cash Payments which the Borrowers may elect to apply to the prepayment of the $60MM Term Loan Facility, in each case as provided in and subject to the terms and conditions of the Intercreditor Agreement), such prepayment to be effected in each case in the manner and to the extent specified in paragraph (c) of this Section 2.10.

                  (c) APPLICATION. In the event of any mandatory prepayment of Loans pursuant to subsection (b) of this Section, the proceeds shall be applied as set forth in the Intercreditor Agreement.

                  (d) NOTIFICATION OF PREPAYMENTS. The Borrowers shall notify the Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 1:00 p.m., Boston, Massachusetts time, on the date of prepayment of Loans. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Credit Borrowing under paragraph (a) of this Section 2.10 shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2.

             (e) PREPAYMENTS ACCOMPANIED BY INTEREST. Prepayments shall be accompanied by accrued and unpaid interest relating thereto to the extent required by Section 2.12.

         2.11 FEES.

             (a) The Borrowers shall pay to the Agent for the account of each Lender on the Closing Date a closing fee in an aggregate amount equal to the product of (i) the aggregate amount of the Revolving Credit Commitments MULTIPLIED BY (ii) one half of one percent (0.50%).

             (b) The Borrowers agree to pay to the Agent for the account of each Lender commitment fees in respect of the Revolving Credit Commitments, in an aggregate amount equal to the product of (i) the Applicable Commitment Fee Rate, MULTIPLIED BY (ii) the daily average unused amounts of the respective Revolving Credit Commitment of such Lender during the period from and including the date on which the Effective Time shall occur to but excluding the dates on which the Revolving Credit Commitments terminate. Accrued commitment fees shall be payable monthly in arrears on the first day of each month and on the dates on which the Revolving Credit Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

             (c) The Borrowers agree to pay with respect to Letters of Credit issued hereunder the following fees:

                  (i) to the Agent for the accounts of the Lenders a participation fee with respect to their participations in Letters of Credit, which fee shall accrue at a rate per annum equal to (x) the Applicable LC Fee Rate multiplied by (y) the average daily amount of outstanding Letters of Credit during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which there shall no longer be any standby Letters of Credit outstanding hereunder, and

                  (ii) to the Issuing Lender, the Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

Accrued participation fees shall be payable in arrears on the first day of each month and on the date the Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof, PROVIDED that any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

             (d) The Borrowers agree to pay to the Agent, for its own account, fees payable in the amounts and at the times separately agreed in writing between the Borrowers and the Agent.

             (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds. Fees paid shall not be refundable under any circumstances, absent manifest error in the determination thereof.

         2.12 INTEREST.

              (a) The Loans comprising each Base Rate Borrowing shall bear interest at a rate per annum equal to the Adjusted Base Rate PLUS the Applicable Margin.

              (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing PLUS the Applicable Margin.

              (c) Notwithstanding the foregoing, (i) all amounts which are not paid when due shall automatically bear interest until paid in full at the Post-Default Rate, (ii) during the period when any Event of Default of the type described in clauses (g), (h) or (i) of Section 9.1 shall have occurred and be continuing, the principal of all Loans hereunder shall automatically bear interest, after as well as before judgment, at the Post-Default Rate, (iii) if there shall occur and be continuing any Event of Default (other than an Event of Default of the type described in clauses (g), (h) or (i) of Section 9.1), following written notice delivered to the Borrowers from the Agent at the request of the Required Lenders, the principal of all Loans hereunder shall bear interest, after as well as before judgment, at the Post-Default Rate during the period beginning on the date such Event of Default first occurred and ending on the date such Event of Default is cured or waived.

              (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; PROVIDED that (i) interest accrued at the Post-Default Rate shall be payable on demand, (ii) in the event of any repayment or prepayment of any Eurodollar Loan (or the repayment or prepayment in full of the Term Loans), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, and (iv) all accrued and unpaid interest on Loans shall be payable upon expiration of the Revolving Credit Availability Period.

              (e) All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

         2.13 ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

              (a) the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period;

              (b) if the Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or

              (c) if the Agent or any Lender shall have determined in good faith that as a result of any Change in Law it is unlawful or impossible for any Lender to make or maintain any Eurodollar Borrowing;

then the Agent shall give notice thereof to the Borrowers and the affected Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Agent notifies the Borrowers and such Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any such Borrowing to, or continuation of any such Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) any request for a Eurodollar Borrowing shall automatically be treated as a request for a Base Rate Borrowing; provided that if as a result of a Change in Law the Lenders are prohibited from maintaining any outstanding Eurodollar Borrowing, upon notice from the Agent, the Borrowers shall immediately (x) convert such Eurodollar Borrowing to a Base Rate Loan, or (y) repay such Eurodollar Borrowing in full, together with all interest accrued thereon and all fees and other amounts payable to the Lenders hereunder (in either case, subject to the provisions of Section 2.15 of this Agreement with respect to redeployment costs).

         2.14 INCREASED COSTS.

              (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Lender; or

                  (ii) impose on any Lender or the Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

              (b) If any Lender or the Issuing Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, or such Lender's or the Issuing Lender's holding company, for any such reduction suffered.

              (c) A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Borrowers and shall be conclusive so long as it reflects a reasonable basis for the calculation of the amounts set forth therein and does not contain any manifest error. The Borrowers shall pay such Lender or the Issuing Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

              (d) Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; PROVIDED that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section 2.14 for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is (i) retroactive and (ii) occurred within such six-month period, then the six-month period referred to above may be extended to include the period of retroactive effect thereof, but in no event any period prior to the Closing Date.

         2.15 BREAK FUNDING PAYMENTS.

              (a) In the event of (i) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (iii) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable and is revoked in accordance herewith), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event.

              (b) In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of

                  (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period,

OVER

                  (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for U.S. dollar deposits from other banks in the eurodollar market at the commencement of such period.

              (c) A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         2.16 TAXES.

              (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) the Agent, any Lender or the Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and
(iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

              (b) In addition, the Borrowers shall pay all Other Taxes to the relevant Governmental Authority in accordance with applicable law.

              (c) The Borrowers shall indemnify the Agent, each Lender and the Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this
Section 2.16) paid by the Agent, such Lender or the Issuing Lender, as the case may be (and any penalties, interest and reasonable expenses arising therefrom or with respect thereto during the period prior to the Borrowers making the payment demanded under this paragraph (c)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the Issuing Lender, or by the Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error. In the event that the Agent or any Lender is subsequently reimbursed by any Governmental Agency for any Indemnified Taxes or Other Taxes, the Agent or such Lenders, as the case may be, shall promptly remit to the Borrowers the portion of any such reimbursed amount which the Borrowers paid to the Agent or such Lender pursuant to this Section 2.16(c).

              (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

              (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of a jurisdiction in which the Borrowers are located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrowers (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrowers, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         2.17 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

              (a) DESIGNATION OF A DIFFERENT LENDING OFFICE. If any Lender requests compensation under Section 2.14, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder, or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and
(ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

              (b) REPLACEMENT OF LENDERS. If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any

Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrowers shall have received the prior written consent of the Agent and the Issuing Lender, which consents shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (and participations in LC Disbursements), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

                                   ARTICLE 3

                             GUARANTEE BY GUARANTOR

         3.1 THE GUARANTEE. The Guarantor hereby guarantees to each Lender, the Issuing Lender and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. The Guarantor hereby further agrees that if the Borrowers shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         3.2 OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantor under
Section 3.1 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3.2 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:

              (a) at any time or from time to time, without notice to such Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

              (b) any of the acts mentioned in any of the provisions hereof or of the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

              (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

              (d) any lien or security interest granted to, or in favor of, the Agent, the Issuing Lender or any Lender or Lenders as security for any of the Obligations shall fail to be perfected.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent, the Issuing Lender or any Lender exhaust any right, power or remedy or proceed against the Borrowers hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

         3.3 REINSTATEMENT. The obligations of the Guarantor under this Article 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Agent, the Issuing Lender and each Lender on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by the Agent, any Lender or the Issuing Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         3.4 SUBORDINATION AND SUBROGATION.

             (a) The Guarantor hereby agrees that all present and future Indebtedness of the Borrowers to the Guarantor shall be subordinate and junior in right of payment and priority to the Obligations, and the Borrowers agree not to make, and the Guarantor agrees not to demand, accept or receive any payment in respect of any present or future Indebtedness of the Borrowers to the Guarantor, including, without limitation, any payment received through the exercise of any right of setoff, counterclaim or cross claim, or any collateral therefor, unless and until such time as the Obligations shall have been indefeasibly paid in full; provided that the Borrowers may make and the Guarantor may receive such payments as shall be permitted under Section 8.6 hereof. Without in any way limiting the foregoing, in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, dissolution or other similar proceedings relative to the Borrowers or to their businesses, properties or assets, the Lenders shall be entitled to receive payment in full of all of the Obligations before the Guarantor shall be entitled to receive any payment in respect of any present or future Indebtedness of the Borrowers to the Guarantors.

             (b) Until such time as the Obligations shall have been indefeasibly paid in full, the Guarantor hereby waives all rights of subrogation, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Article 3 and further agrees with the Borrowers for the benefit of each of its creditors (including, without limitation, each Lender, the Issuing Lender and the Agent) that any such payment by it shall constitute a contribution of capital by the Guarantor to the Borrowers.

         3.5 REMEDIES. The Guarantor agrees that, as between the Guarantor and the Lenders, the obligations of the Borrowers hereunder may be declared to be forthwith due and payable as provided in Section 9.1 or Section 2.4(h), as applicable (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9.1 or Section 2.4(h), as applicable) for purposes of Section 3.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantor for purposes of Section 3.1.

         3.6 INSTRUMENT FOR THE PAYMENT OF MONEY. The Guarantor hereby acknowledges that the guarantee in this Article 3 constitutes an instrument for the payment of money, and consents and agrees that the Issuing Lender, any Lender or the Agent, at its sole option, in the event of a dispute by the Guarantor in the payment of any moneys due hereunder, shall have the right to summary judgment or such other expedited procedure as may be available for a suit on a note or other instrument for the payment of money.

         3.7 CONTINUING GUARANTEE. The guarantee in this Article 3 is a continuing guarantee, and shall apply to all Obligations whenever arising.

         3.8 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state or non-U.S. corporate law, or any state or Federal or non-U.S. bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor under Section 3.1 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Guarantor, any Lender, Agent or other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                   ARTICLE 4

                                 THE COLLATERAL

         4.1 ACKNOWLEDGMENT OF LIENS AGAINST THE COLLATERAL. Pursuant to the terms of the Loan Documents, the Borrowers have granted the Agent for the benefit of the Lenders First Priority Liens on the Collateral as security for the prompt payment and performance of the Obligations.

         4.2 SPECIAL WARRANTIES AND COVENANTS OF THE CREDIT PARTIES. Each Borrower hereby warrants and covenants to the Agent and the Lenders that:

              (a) Such Borrower has delivered to the Agent a Perfection Certificate in substantially the form of EXHIBIT E hereto. All information set forth in such Perfection Certificate is true and correct in all material respects and the facts contained in such Perfection Certificate are accurate in all material respects as of the date of this Agreement. Each Borrower agrees to supplement its Perfection Certificate promptly after obtaining information which would require a correction or addition to such Perfection Certificate.

              (b) No Borrower will change its principal or any other place of business, or the location of any Collateral from the locations set forth in the Perfection Certificate delivered by such Borrower, or make any change in its name or conduct its business operations under any fictitious business name or trade name, without, in any such case, at least thirty (30) days' prior written notice to the Agent; provided that Inventory may be in the possession of manufactures or processors in any jurisdiction in which all necessary UCC financing statements have been filed by the Agent.

              (c) Except for the Liens created in favor of the Agent under the Loan Documents and except for Permitted Liens, each Borrower is the owner of its Collateral free from any Lien and each Borrower will defend its Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, except as expressly permitted hereunder.

              (d) Except as otherwise expressly permitted hereunder, no Borrower will sell or otherwise dispose of any Collateral or any interest therein nor will any Borrower create, incur or permit to exist any Lien of any kind with respect to any Collateral other than Permitted Liens.

              (e) Except for Collateral that is obsolete or no longer used in the Borrowers' businesses, the Borrowers will keep the Collateral in good order and repair (normal wear excepted) and adequately insured at all times in accordance with the provisions of Section 7.5. The Borrowers will pay promptly when due all taxes and assessments on the Collateral or for its use or operation, except for taxes and assessments permitted to be contested as provided in Section 8.4 hereof. Following the occurrence and during the continuance of an Event of Default, the Agent may at its option discharge any taxes or Liens to which any Collateral is at any time subject (other than Permitted Liens), and may, upon the failure of the Borrowers to do so in accordance with this Agreement, purchase insurance on any Collateral and pay for the repair, maintenance or preservation thereof, and each Borrower agrees to reimburse the Agent on demand for any payments or expenses incurred by the Agent, the Agent or the Lenders pursuant to the foregoing authorization and any unreimbursed amounts shall constitute Obligations for all purposes hereof.

              (f) Each Borrower will promptly execute and deliver to the Agent such financing statements, certificates and other documents or instruments as may be necessary to enable the Agent to perfect or from time to time renew the Liens granted in favor of the Agent under the Loan Documents, including, without limitation, such financing statements, certificates and other documents as may be necessary to perfect a security interest in any additional Collateral hereafter acquired by such Borrower or in any replacements or proceeds thereof. Each Borrower authorizes and appoints the Agent, in case of need, to execute such financing statements, certificates and other documents pertaining to the Agent's Liens on the Collateral in its stead if such Borrower fails to so execute such documents, with full power of substitution, as such Borrower's attorney in fact. Each Borrower further agrees that a carbon, photographic or other reproduction of a security agreement or financing statement is sufficient as a financing statement under this Agreement and the other Loan Documents.

              (g) Each Borrower agrees that it will join with the Agent in executing and, at its own expense, will file and refile, or permit the Lender to file and refile such financing statements, continuation statements and other documents (including, without limitation, this Agreement and licenses to use software and other property protected by copyright), in such offices (including, without limitation, the United States Patent and Trademark Office, the United States Copyright Officer, and appropriate state patent, trademark and copyright offices), as the Agent may reasonably deem necessary or appropriate, wherever required or permitted by law in order to perfect and preserve the rights and interests granted to the Agent in Patents, Trademarks and Copyrights hereunder. Each Borrower will give the Agent notice of each office at which records of such Borrower pertaining to all intangible items of Collateral are kept. Except as may be provided in such notice, the records concerning all intangible Collateral are and will be kept at the address shown in the respective Perfection Certificate for such Borrower as the principal place of business of such Borrower.

              (h) The Borrowers are the sole and exclusive owners of the websites and domain names listed on SCHEDULE 4.2 hereto and have registered such domain names with Network Solutions or the applicable authority which provides for the exclusive use by the Borrowers of such domain names.


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The websites do not contain any material, the publication of which may result in
(a) the violation of rights of any person or (b) a right of any person against the publisher or distributor of such material.

              (i) The Borrowers shall, annually by the end of the first calendar quarter following the previous calendar year, provide written notice to the Agent of all applications for registration of Patents, Trademarks or Copyrights, to the extent such applications exist, made during the preceding calendar year. The Borrowers shall file and prosecute diligently all applications for registration of Patents, Trademarks or Copyrights now or hereafter pending that would be necessary to the businesses of the Borrowers to which any such applications pertain, and to do all acts, in any such instance, necessary to preserve and maintain all rights in such registered Patents, Trademarks or Copyrights unless such Patents, Trademarks or Copyrights are not material to the Borrowers' businesses, as reasonably determined by the Borrowers consistent with prudent and commercially reasonable business practices. Any and all costs and expenses incurred in connection with any such actions shall be borne by the Borrowers. The Borrowers shall not abandon any right to file an application for registration of a Patent, Trademark or Copyright application or any pending application for registration of a Patent, Trademark or Copyright application or any registered Patent, Trademark or Copyright, in each case material to its business, except in the exercise of reasonable commercial business judgment by the Borrowers, and upon the occurrence and continuance of an Event of Default, without the consent of the Agent.

              (j) The domain name servers used in connection with the Borrowers' domain names and all other relevant information pertaining to such domain names, and the administrative contacts used in connection with the registration of the Borrowers' domain names are identified on SCHEDULE 4.2 hereof. No Borrower will change such domain name servers without 10 days' prior notice to the Agent. No Borrower will cause a change in the identity of any domain name administrative contact without 10 days' prior notice to the Agent.

              (k) To the extent that any Borrower is a beneficiary under any written letter of credit with a face amount in excess of $100,000 now or hereafter issued in favor of such Borrower, such Borrower shall deliver such letter of credit to the Agent. The Agent shall from time to time, at the request and expense of such Borrower, make such arrangements with such Borrower as are in the Agent's reasonable judgment necessary and appropriate so that such Borrower may make any drawing to which such Borrower is entitled under such letter of credit, without impairment of the Agent's perfected security interest in such Borrower's rights to the proceeds of such letter of credit or in the actual proceeds of such drawing. At the Agent's request, such Borrower shall, for any letter of credit, whether or not written, now or hereafter issued in favor of such Borrower as beneficiary, execute and deliver to the issuer of and any Person that has confirmed such letter of credit an assignment of proceeds form, in favor of the Agent and satisfactory to the Agent and such issuer or (as the case may be) such Person that has confirmed such letter of credit, requiring the proceeds of any drawing under such letter of credit to be paid directly to the Agent for application against the Obligations.

         4.3 COLLECTION OF PROCEEDS OF ACCOUNTS RECEIVABLE.

              (a) On or before the Closing Date, each of the Borrowers shall (i) direct all of its account debtors to make all payments on such Borrower's accounts receivable directly to post office boxes (each a "LOCK BOX" and collectively the "LOCK BOXES") with one or more financial institutions reasonably acceptable to, and in the name and under control of, the Agent, (ii) establish accounts (each a "BLOCKED ACCOUNT" and collectively the "BLOCKED ACCOUNTS") in the Agent's name for the benefit of each Borrower with financial institutions reasonably acceptable to the Agent, into which all payments received in the Lock Boxes shall be deposited, and into which each Borrower will immediately deposit all payments made for inventory or services sold or rendered by such Loan Party and received by it in the identical form in which such payments were made, whether by cash or check, and (iii) cause each


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Borrower, any Affiliate of a Borrower, and any other Person acting for or in concert with a Borrower that receives any monies, checks, notes, drafts or other payments relating to or as proceeds of accounts receivable or other Collateral, to receive and hold such items in trust for, and subject to Liens in favor of the Agent and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in hand to the Blocked Accounts; provided that, for purposes of administrative convenience, the Agent may in its reasonable discretion, permit the Borrowers from time to time to maintain one or more accounts with one or more financial institutions and with such maximum cash balances as the Agent deems appropriate, that are not Blocked Accounts and for which the Borrowers shall have direct access.

              (b) On or before the Closing Date, each Loan Party shall cause each financial institution with which a Lock Box and Blocked Account has been established to enter into an agreement (a "LOCK BOX AGREEMENT" or "BLOCKED ACCOUNT AGREEMENT") on terms satisfactory to the Agent, confirming that the amounts on deposit in such Lock Box and Blocked Account are subject to Liens in favor of the Agent, that such financial institution has no right to setoff against such Lock Box or Blocked Account or against any other account maintained by such financial institution into which the contents of such Blocked Account are transferred, and that upon written notice from the Agent, such financial institution shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to the Agent, funds deposited in the Blocked Account on a daily basis as such funds are collected.

              (c) The Borrowers agree to pay all reasonable fees, costs and expenses which the Borrowers incur in connection with opening and maintaining a Lock Box and Blocked Account. All of such fees, costs and expenses which remain unpaid pursuant to any Lock Box or Blocked Account Agreement with the Borrowers, to the extent same shall have been paid by the Agent hereunder, shall constitute Loans hereunder, shall be payable to the Agent by the Borrowers upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or proceeds of Collateral delivered to the Agent in kind shall be endorsed by the requisite Borrower, to the Agent, and, if that endorsement of any such item shall not be made for any reason, the Agent is hereby irrevocably authorized to endorse the same on such Borrower's behalf. For the purpose of this Section 4.3(c), each Loan Party irrevocably hereby makes, constitutes and appoints the Agent (and all Persons designated by the Agent for that purpose) as such Borrower's true and lawful attorney and agent-in-fact (i) to endorse such Borrower's name upon said items of payment and/or proceeds of Collateral of the Borrowers and upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any account receivable of a Borrower or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; (iii) to have access to any lock box or postal box into which any of the Borrowers' mail is deposited; and (iv) open and process all mail addressed to any Borrower and deposited therein.

              (d) The Agent may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any account debtor and whether before or after the maturity of any of the Obligations, (i) enforce collection of any of the Borrowers' accounts receivable or contract rights by suit or otherwise; (ii) exercise all of the Borrowers' rights and remedies with respect to proceedings brought to collect any accounts receivable; (iii) surrender, release or exchange all or any part of any accounts receivable of the Borrowers, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any account receivable of any of the Borrowers upon such terms, for such amount and at such time or times as the Agent deems advisable; (v) prepare, file and sign the requisite Borrower's name on any proof of claim in bankruptcy or other similar document against any account debtor indebted on an account receivable of such Borrower; and (vi) do all other acts and things which are necessary, in the Agent's sole discretion, to fulfill each Borrower's Obligations under this Agreement and to allow the Agent to collect the accounts receivable. In addition to any other provision hereof or in any of the other Loan Documents, the Agent may at any time on or after the occurrence of an Event of Default, at the

Borrowers' sole expense, notify any parties obligated on any of the accounts receivable of the Borrowers to make payment directly to the Agent of any amounts due or to become due thereunder.

         4.4 FIXTURES, ETC. It is the intention of the parties hereto that (except for Collateral located on real estate owned in fee simple by any Borrower that has been mortgaged to the Agent pursuant to a Mortgage) none of the Collateral shall become fixtures and each Borrower will take all such reasonable action or actions as may be necessary to prevent any of the Collateral from becoming fixtures. Without limiting the generality of the foregoing, each Borrower will, if requested by the Agent, use commercially reasonable efforts to obtain waivers of Liens, in form satisfactory to the Agent, from each lessor of real property on which any of the Collateral is or is to be located to the extent requested by the Agent.

         4.5 RIGHT OF AGENT TO DISPOSE OF COLLATERAL, ETC. Upon the occurrence of any Event of Default, such Event of Default not having previously been waived, remedied or cured, but subject to the provisions of the Uniform Commercial Code or other applicable law, in addition to all other rights under applicable law and under the Loan Documents, the Agent for the benefit of the Lenders shall have the right to take possession of the Collateral and, in addition thereto, the right to enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. The Agent may require the Borrowers to make the Collateral (to the extent the same is moveable) available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties or transfer any information related to the Collateral to the Agent by electronic medium. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent will give the Borrowers at least seven
(7) days' prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition.

         4.6 RIGHT OF AGENT TO USE AND OPERATE COLLATERAL, ETC. Upon the occurrence and during the continuance of any Event of Default, subject to the provisions of the Uniform Commercial Code or other applicable law, the Agent for the benefit of the Lenders shall have the right and power (a) to take possession of all or any part of the Collateral, and to exclude the Borrowers and all persons claiming under the Borrowers wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same, and (b) to grant a license to use, or cause to be granted a license to use, any or all of the Patents, Trademarks and Copyrights (in the case of Trademarks, along with the goodwill associated therewith), but subject to the terms of any licenses. Upon any such taking of possession, the Agent may, from time to time, at the expense of the Borrowers, make all such repairs, replacements, alterations, additions and improvements to and of the Collateral as the Agent may deem proper. In any such case the Agent shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Borrowers in respect thereto as the Agent shall deem best, including the right to enter into any and all such agreements with respect to the operation of the Collateral or any part thereof as the Agent may see fit; and the Agent shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Agent may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Agent may be required or authorized to make under any provision of this Agreement (including legal costs and reasonable attorneys' fees). The Agent shall remit the remainder of such rents, issues, profits, fees, revenues and other income to the Agent to be applied as provided in the Intercreditor Agreement.

         4.7 PROCEEDS OF COLLATERAL. After deducting all reasonable costs and expenses of collection, storage, custody, sale or other disposition and delivery (including reasonable legal costs and attorneys' fees) and all other charges against the Collateral, the Agent shall remit the residue of the proceeds of any such sale or disposition to the Agent to be applied to the Obligations and to the obligations of the Borrowers in respect of the $60MM Term Loan Facility in accordance with the Intercreditor Agreement. In the event the proceeds of any sale, lease or other disposition of the Collateral are insufficient to pay all of the Obligations in full, the Credit Parties will be liable for the deficiency, together with interest thereon at the Default Rate, and the cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys' fees, expenses and disbursements.

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

         Each of the Credit Parties represents and warrants to the Lenders, the Issuing Lender and the Agent, as to itself and each other Credit Party, that:

         5.1 ORGANIZATION; POWERS. Each Credit Party has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of organization. Each Credit Party has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to have such power or authority or to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         5.2 AUTHORIZATION; ENFORCEABILITY. The borrowing of the Loans and the grant of security interests pursuant to the Loan Documents are within the power and authority of each Borrower and Subsidiary party thereto and have been duly authorized by all necessary action on the part of such Borrower or Subsidiary. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by each Credit Party thereto and constitute legal, valid and binding obligations of such Credit Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         5.3 GOVERNMENTAL APPROVALS; NO CONFLICTS. Except as disclosed on
SCHEDULE 5.3, the borrowing of the Loans and the grant of the security interests pursuant to the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority which has not been obtained, (b) will not violate any applicable law, policy or regulation or the organizational documents of any Credit Party thereto or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party, or any assets, or give rise to a right thereunder to require any payment to be made by any Credit Party, and such violation or default or right to payment would have a Material Adverse Effect, and (d) except for the Liens created by the Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Credit Parties.

         5.4 FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

         (a) The Borrowers have heretofore delivered to the Lenders the following financial statements:

                  (i) the consolidated balance sheets and statements of operations, shareholders' equity and cash flows of Integrated Steel and its Subsidiaries, as of and for the fiscal years ended November 27, 1999, and November 25, 2000, audited and accompanied by an opinion of the Credit Parties' independent public accountants;

                  (ii) the unaudited consolidated balance sheet and statement of operations of the Borrowers, as of and for the two-month period ended January 27, 2001, certified by the chief financial officer of the Borrowers that such financial statements fairly present the financial condition of the Borrowers as at such date and the results of the operations of the Borrowers for the period ended on such date and that all such financial statements, including the related schedules and notes thereto have been prepared in all material respects in accordance with GAAP applied consistently throughout the periods involved, except for normal year end audit adjustments and the absence of footnotes and except as disclosed on SCHEDULE 5.4; and

                  (iii) the projected consolidated balance sheets and statements of profit and loss and cash flows for the Borrowers for fiscal year 2001 (on a monthly basis) and for fiscal years 2002 through 2004 (on an annual basis).

Except as disclosed on SCHEDULE 5.4, such financial statements (except for the projections) present fairly, in all material respects, the respective consolidated financial position and results of operations and cash flows of the respective entities as of such respective dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of such unaudited or PRO FORMA statements. The projections were prepared by the Borrowers in good faith and were based on assumptions that were reasonable when made.

              (b) Except as disclosed on SCHEDULE 5.4, since November 25, 2000, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Credit Parties or any of their Subsidiaries from that set forth in the November 25, 2000 audited financial statements referred to in clause (i) of paragraph (a) above.

              (c) None of the Credit Parties has on the date hereof any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material, except as referred to or reflected or provided for in the balance sheet as at the end of their fiscal year ended November 25, 2000, referred to above, as provided for in SCHEDULE 5.4 annexed hereto, or as otherwise permitted pursuant to this Agreement, or as referred to or reflected or provided for in the financial statements described in this Section 5.4.

         5.5 PROPERTIES.

              (a) Each of the Borrowers has good and marketable title to, or valid, subsisting and enforceable leasehold interests in, all its Property material to its business subject only to Liens in favor of the Agent and Permitted Liens. All machinery and equipment of the Credit Parties is in good operating condition and repair, and all necessary replacements of and repairs thereto have be made so as to preserve and maintain the value and operating efficiency of such machinery and equipment.

              (b) Set forth on SCHEDULE 5.5 hereto is a complete list of all Patents, Trademarks and Copyrights. Each of the Borrowers owns, or is licensed to use, all Patents, Trademarks and Copyrights material to its business ("PROPRIETARY RIGHTS"), and to the knowledge of the Borrowers, the use thereof by the Borrowers does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

              (c) SCHEDULE 5.5 clearly identifies all Patents, Trademarks and Copyrights that have been duly registered in, filed in or issued by the PTO or the United States Register of Copyrights (collectively, the "REGISTERED PROPRIETARY RIGHTS"). The Registered Proprietary Rights have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States, as applicable. The Borrowers have taken commercially reasonable steps to protect their Registered Proprietary Rights and to maintain the confidentiality of all Proprietary Rights that are not generally in the public domain.

              (d) As of the date hereof, SCHEDULE 5.5 annexed hereto contains a true, accurate and complete list of (i) all owned real property and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) of any real property leased by any Borrower, regardless of whether such Borrower is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in SCHEDULE 5.5, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and the Borrowers have no knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legal, valid and binding obligation of each applicable Borrower, enforceable against such Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

         5.6 LITIGATION AND ENVIRONMENTAL MATTERS.

              (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any of the Credit Parties, threatened against or affecting the Credit Parties as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters).

              (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Credit Parties
(i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or any inquiry, allegation, notice or other communication from any Governmental Authority which is currently outstanding or pending concerning its compliance with any Environmental Law or (iv) knows of any basis for any Environmental Liability.

              (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

         5.7 COMPLIANCE WITH LAWS AND AGREEMENTS. Except as set forth on
SCHEDULE 5.7, each of the Credit Parties is in compliance with all laws, regulations, policies and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to be so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         5.8 INVESTMENT AND HOLDING COMPANY STATUS. No Credit Party is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility

Holding Company Act of 1935, as amended or (c) a "bank holding company" as defined in, or subject to regulation under, the Bank Holding Company Act of 1956, as amended.

         5.9 TAXES. Except as set forth on SCHEDULE 5.9, each of the Credit Parties has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         5.10 ERISA. Except as set forth on SCHEDULE 5.10, no Credit Party has any Pension Plans. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. No Credit Party or Subsidiary has a present intention to terminate any Pension Plan with respect to which any Credit Party or Subsidiary would incur a cost of more than $100,000 to terminate such Plan, including amounts required to be contributed to fund such Plan on Plan termination and all costs and expenses associated therewith, including without limitation attorneys' and actuaries' fees and expenses in connection with such termination and a reasonable estimate of expenses and settlement or judgment costs and attorneys' fees and expenses in connection with litigation related to such termination.

         5.11 DISCLOSURE. As of the Effective Time, the Credit Parties have disclosed to the Agent all material agreements, instruments and corporate or other restrictions to which any Credit Party is subject at the Effective Time, and all other matters known to any Credit Party, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The information, reports, financial statements, exhibits and schedules furnished at or prior to the Effective Time in writing by or on behalf of the Credit Parties to the Agent in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, at the Effective Time, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading.

         5.12 CAPITALIZATION. As of the Effective Time, the capital structure and ownership of the Borrowers are correctly described on SCHEDULE 5.12. As of the Effective Time, the authorized, issued and outstanding capital stock of the Borrowers consists of the capital stock described on SCHEDULE 5.12, all of which is duly and validly issued and outstanding, fully paid and nonassessable. Except as set forth on SCHEDULE 5.12, as of the date hereof, (x) there are no outstanding Equity Rights with respect to any Borrower and, (y) there are no outstanding obligations of any Borrower to repurchase, redeem, or otherwise acquire any shares of capital stock of or other interest in any Borrower, nor are there any outstanding obligations of any Borrower to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of any Borrower.

         5.13 SUBSIDIARIES.

              (a) Set forth on SCHEDULE 5.13 is a complete and correct list of all Subsidiaries of the Credit Parties as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary,
(ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in SCHEDULE 5.13, (x) each Credit Party and its respective Subsidiaries owns, free and clear of Liens (other than Liens permitted hereunder), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in SCHEDULE 5.13, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

              (b) Except as set forth on SCHEDULE 8.8, as of the date of this Agreement none of the Borrowers is subject to any indenture, agreement, instrument or other arrangement containing any provision of the type described in Section 8.8 ("RESTRICTIVE AGREEMENTS"), other than any such provision the effect of which has been unconditionally, irrevocably and permanently waived.

         5.14 MATERIAL INDEBTEDNESS, LIENS AND AGREEMENTS.

              (a) SCHEDULE 5.14 hereto is a complete and correct list, as of the date of this Agreement, of all Material Indebtedness and the aggregate principal or face amount outstanding or that may become outstanding with respect thereto is correctly described on SCHEDULE 5.14.

              (b) SCHEDULE 5.14 hereto is a complete and correct list, as of the date of this Agreement, of each Lien (other than the Liens in favor of the Agent) securing Indebtedness of any Person and covering any property of the Borrowers, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in the appropriate part of SCHEDULE 5.14.

              (c) SCHEDULE 5.14 hereto is a complete and correct list, as of the date of this Agreement, of each contract and arrangement to which any Borrower is a party for which breach, nonperformance, cancellation or failure to renew would have a Material Adverse Effect other than purchase orders made in the ordinary course of business and subject to customary terms.

              (d) True and complete copies of each agreement listed on the appropriate part of SCHEDULE 5.14 have been delivered to the Agent, together with all amendments, waivers and other modifications thereto. All such agreements are valid, subsisting, in full force and effect, are currently binding and will continue to be binding upon each Borrower that is a party thereto and, to the best knowledge of the Borrower, binding upon the other parties thereto in accordance with their terms. The Borrowers are not in default under any such agreements, which default could have a Material Adverse Effect.

         5.15 FEDERAL RESERVE REGULATIONS. No Credit Party is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The making of the Loans hereunder, the use of the proceeds thereof as contemplated hereby, and the security arrangements contemplated by the Loan Documents, will not violate or be inconsistent with any of the provisions of Regulations T, U, or X of the Board of Governors of the Federal Reserve System.

         5.16 BURDENSOME RESTRICTIONS. No Borrower is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which would reasonably foreseeably have a Material Adverse Effect.

         5.17 FORCE MAJEURE. Since the date of the most recent financial statements referred to in Section 5.4(a)(i) to the Closing Date, the business, properties and other assets of the Credit Parties have not been materially and adversely affected in any way as the result of any fire or other casualty, strike,


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

lockout or other labor trouble, embargo, sabotage, confiscation, contamination, riot, civil disturbance, activity of armed forces or act of God.

         5.18 ACCOUNTS RECEIVABLE. The Agent may rely, in determining which accounts receivable are Eligible Accounts, on all statements and representations made by the Borrowers with respect to such accounts receivable. Unless otherwise indicated to the Agent by the Borrowers in writing:

              (a) Each account receivable is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

              (b) Each account receivable arises out of a completed, bona fide sale and delivery of goods or rendition of services by a Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between such Borrower and the account debtor;

              (c) Each account receivable is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to the Agent;

              (d) Each account receivable, and the Agent's security interest therein, is not, and will not (by voluntary act or omission of any Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by the Agent to be immaterial, and except for Liens in favor of the Agent and Liens permitted under
Section 8.2(c), and each such account receivable is absolutely owing to one of the Borrowers and is not contingent in any respect or for any reason;

              (e) None of the Borrowers has made any agreement with any account debtor for any extension, compromise, settlement or modification of any account receivable or any deduction therefrom, except discounts or allowances which are granted by the Borrowers in the ordinary course of their businesses for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Advance Requests and Collateral Update Certificates furnished to the Agent hereunder;

              (f) There are no facts, events or occurrences which in any way impair the validity or enforceability of any account receivable or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to the Agent with respect thereto;

              (g) To the best of the Borrowers' knowledge, the account debtor under each account receivable had the capacity to contract at the time any contract or other document giving rise to an account receivable was executed and such account debtor is not insolvent; and

              (h) To the best of the Borrowers' knowledge, there are no proceedings or actions which are threatened or pending against any account debtor which might result in any material adverse change in such account debtor's financial condition or the collectibility of any account receivable.

         5.19 LABOR AND EMPLOYMENT MATTERS.

              (a) Except as set forth on SCHEDULE 5.19 as of the Effective Time, and thereafter with respect to which such would have a Material Adverse Effect,
(A) no employee of any Borrower is represented by a labor union, no labor union has been certified or recognized as a representative of any such employee, and no Borrower has any obligation under any collective bargaining agreement or other agreement with any labor union or any obligation to recognize or deal with any labor union, and there are no such contracts or other agreements pertaining to or which determine the terms or conditions of employment of any employee of any Borrower thereof; (B) there are no pending or threatened representation campaigns, elections or proceedings; (C) no Borrower has any knowledge of any strikes, slowdowns or work stoppages of any kind, or threats thereof, and no such activities occurred during the 24-month period preceding the date hereof; and (D) no Borrower has engaged in, admitted committing or been held to have committed any unfair labor practice.

              (b) Except as set forth on SCHEDULE 5.19, each Borrower has at all times complied in all material respects, and are in material compliance with, all applicable laws, rules and regulations respecting employment, wages, hours, compensation, benefits, and payment and withholding of taxes in connection with employment.

              (c) Except as set forth on SCHEDULE 5.19, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Borrowers have at all times complied with, and are in compliance with, all applicable laws, rules and regulations respecting occupational health and safety, whether now existing or subsequently amended or enacted, including, without limitation, the Occupational Safety & Health Act of 1970, 29 U.S.C. Section 651 et seq. and the state analogies thereto, all as amended or superseded from time to time, and any common law doctrine relating to worker health and safety.

         5.20 BANK ACCOUNTS. SCHEDULE 5.20 lists all banks and other financial institutions at which any Borrower maintains deposits and/or other accounts as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

         5.21 TRADE RELATIONS. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any Subsidiary and any customer or any group of customers whose purchases of goods or services individually or in the aggregate are material to the business of such Borrower or such Subsidiary, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely the Credit Parties or their Subsidiaries or prevent the Credit Parties or their Subsidiaries from conducting their businesses after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which such businesses heretofore have been conducted.

                                   ARTICLE 6

                                   CONDITIONS

         6.1 EFFECTIVE TIME. The obligations of the Lenders to make Loans, and of the Issuing Lender to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 11.2):

              (a) COUNTERPARTS OF AGREEMENT. The Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

              (b) NOTES. The Agent shall have received a duly completed and executed promissory note for each Lender.

              (c) ORGANIZATIONAL STRUCTURE. The corporate organizational structure, capitalizations and ownership of the Credit Parties, shall be as set forth on SCHEDULES 5.12 AND 5.13 annexed hereto. The Agent shall have had the opportunity to review, and shall be satisfied with, the Credit Parties' state and federal tax assumptions, the ownership, capital, organization and structure of the Credit Parties.

              (d) EXISTENCE AND GOOD STANDING. The Agent shall have received such documents and certificates as the Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of the transactions contemplated hereby and any other legal matters relating to the Credit Parties, this Agreement or the other Loan Documents, all in form and substance reasonably satisfactory to the Agent and Special Counsel.

              (e) SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. The Agent shall have received evidence satisfactory to it that the Credit Parties shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than filings or recordings to be made by the Agent on or after the Closing Date) that may be necessary or, in the opinion of the Agent, desirable in order to create in favor of the Agent, for the benefit of the Lenders (upon such filing and recording) perfected First Priority security interests in the entire personal and mixed property Collateral.

              (f) MORTGAGE; MORTGAGE POLICY; ETC. The Agent shall have received from each Borrower:

                  (i) MORTGAGE. A fully executed and notarized Mortgage, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each parcel of Eligible Real Property (other than Eligible Real Estate located in New York) existing as of the Closing Date (each such parcel, a "MORTGAGED PROPERTY");

                  (ii) SURVEYS. With respect to each Mortgaged Property, copies of all existing surveys, surveyors certificates and such additional surveys or surveyor certificates as the Agent may reasonably require;

                  (iii) LEASEHOLD INTERESTS. In the case of each Material Leasehold Interest existing as of the Closing Date, copies of all leases between any Borrower and any landlord or tenant;

                  (iv) LANDLORD'S CONSENTS. In the case of each Material Leasehold Interest existing as of the Closing Date, a Landlord's Consent with respect thereto and where required by the terms of any lease, the consent of the mortgagee, ground lessor or other party;

                  (v) MATTERS RELATING TO FLOOD HAZARD PROPERTIES. (A) Evidence reasonably acceptable to the Agent as to whether any Mortgaged Property is a Flood Hazard Property and (B) if there are any such Flood Hazard Properties, evidence that the applicable Borrower has obtained flood insurance with respect to each Flood Hazard Property in reasonable amounts approved by the Agent, or evidence reasonably acceptable to the Agent that such insurance is not available;

                  (vi) ENVIRONMENTAL INDEMNITY. An indemnity agreement, substantially in the form of EXHIBIT G annexed hereto, with respect to the indemnification of the Agent and the Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials;

                  (vii) TITLE INSURANCE. (A) An ALTA mortgagee title insurance policy or unconditional commitment therefor (the "MORTGAGE POLICY") issued by the Title Company with respect to each Mortgaged Property (other than Eligible Real Estate located in New York), in an amount not less than the appraised Fair Market Value of such Mortgaged Property, insuring fee simple title to the Mortgaged Property vested in such Borrower and assuring the Agent that the Mortgage creates a valid and enforceable First Priority mortgage Lien on the Mortgaged Property, subject only to any standard exceptions as may be reasonably acceptable to the Agent, which Mortgage Policy (I) shall include all endorsements for matters reasonably requested by the Agent and (II) shall provide for affirmative insurance and such reinsurance as the Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Agent; and (B) evidence satisfactory to the Agent that such Borrower has (I) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Mortgage Policy and (II) paid to the Title Company or to the appropriate Governmental Authorities all expenses and premiums of the Title Company in connection with the issuance of the Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgage in the appropriate real estate records;

                  (viii) TITLE REPORTS. With respect to each Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the Closing Date (or such longer period as shall be reasonably acceptable to the Agent)and satisfactory in form and substance to the Agent;

                  (ix) COPIES OF DOCUMENTS RELATING TO TITLE EXCEPTIONS. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Mortgage Policy or in the title reports delivered pursuant to Section 6.1(f)(viii); and

                  (x) OPINIONS OF LOCAL COUNSEL. An opinion of counsel (which counsel shall be reasonably satisfactory to the Agent) in each state (other than the State of New York) in which any Mortgaged Property is located with respect to the enforceability of the form of the Mortgage to be recorded in such state and such other matters as the Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Agent.

                  (xi) REAL ESTATE APPRAISALS. The Agent shall have received appraisals from one or more independent real estate appraisers satisfactory to the Agent, in form, scope and substance satisfactory to the Agent and satisfying the requirements of any applicable laws and regulations, concerning each Mortgaged Property, in each case to the extent required under such laws and regulations as determined by the Agent in its sole discretion.

              (g) ENVIRONMENTAL REPORTS. The Agent shall have received reports and other information, in form, scope and substance satisfactory to the Agent, regarding environmental matters relating to each Mortgaged Property, which reports shall include Phase I and/or Phase II environmental assessments as specified by the Agent for each Mortgaged Property which conform to the ASTM Standard Practice for Environmental Site Assessments. Such reports shall be conducted by one or more environmental consulting firms reasonably satisfactory to the Agent. The Borrowers shall deliver a similar satisfactory environmental assessment prior to the acquisition of any future Real Property Asset.

              (h) EVIDENCE OF INSURANCE. The Agent shall have received certificates from the Borrowers' insurance brokers that all insurance required to be maintained pursuant to Section 6.5 is in full force and effect and that the Agent on behalf of the Lenders has been named as additional insured or loss payee thereunder to the extent required under Section 7.5.

              (i) NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC. The Borrowers have obtained all permits, licenses, authorizations or consents from all Governmental Authorities and all consents of other Persons with respect to Material Indebtedness, Liens and agreements listed on SCHEDULE 5.14 (and so identified thereon) annexed hereto, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No action, request for stay, petition for review or rehearing, reconsideration or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion shall have expired.

              (j) EXISTING DEBT. The Agent shall have received evidence that all principal, interest, and other amounts owing in respect of all Indebtedness of the Borrowers existing as of the Effective Time (other than Indebtedness permitted to remain outstanding in accordance with Section 8.1 hereof) will be repaid in full as of the Effective Time, and that with respect to all Indebtedness permitted to remain outstanding in accordance with Section 8.1 hereof, any defaults or events of default existing as of the Closing Date with respect to such Indebtedness will be cured or waived immediately following the funding of the initial Loans.

              (k) FINANCIAL STATEMENTS; PROJECTIONS. The Agent shall have received the certified financial statements and projections referred to in
Section 5.4 hereof and the same shall not be inconsistent with the information previously provided to the Agent.

              (l) SOLVENCY ASSURANCES. The Agent shall have received a certificate dated the Closing Date in substantially the form of EXHIBIT C hereto, and signed by a Designated Financial Officer to the effect that, as of the Effective Time and after giving effect to the initial Loans hereunder and to the other transactions contemplated hereby:

                  (i) the aggregate value of all properties of the Borrowers at their present fair saleable value on a going concern basis (I.E., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for such properties within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrowers;

                  (ii) the Borrowers will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted; and

                  (iii) the Borrowers will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

Such certificate shall include a statement to the effect that the financial projections and underlying assumptions contained in such analysis are, fair and reasonably accurately computed.

              (m) FINANCIAL OFFICER CERTIFICATE. The Agent shall have received a certificate, dated the Closing Date and signed by the Designated Financial Officer, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 6.2 at the Effective Time.

              (n) NO MATERIAL ADVERSE EFFECT. There shall have occurred no Material Adverse Effect (in the reasonable opinion of the Agent) or a material adverse effect on the businesses, operations, properties (including tangible properties), or conditions (financial or otherwise), assets, liabilities or income of the Borrowers.

              (o) OPINION OF COUNSEL TO CREDIT PARTIES. The Agent shall have received favorable written opinions (addressed to the Agent and the Lenders and dated the Closing Date) of (i) Sullivan & Worcester LLP, special counsel to the Credit Parties, substantially in the form of EXHIBIT H annexed hereto and covering such matters relating to the Credit Parties, this Agreement, the other Loan Documents or the transactions contemplated hereby as the Agent shall reasonably request and (ii) local counsel opinions as described in Section 6.1(f)(x).

              (p) $60MM TERM LOAN FACILITY. The Agent shall have received evidence that all documents required to be executed and delivered in connection with, and all conditions precedent to the funding by the LLC of the loans to be made by the LLC to the Borrowers under, the $60MM Term Loan Facility have been duly executed, delivered and satisfied.

              (q) LOCK BOX AND BLOCKED ACCOUNTS. The Borrowers shall have established such Lock Box Accounts and Blocked Accounts as the Agent shall require in accordance with Section 4.3 hereof.

              (r) INTERCREDITOR AGREEMENT. The Credit Parties shall have caused to be delivered to the Agent the Intercreditor Agreement duly executed by the Credit Parties, the LLC, and the agent under the $60MM Term Loan Facility.

              (s) SUBORDINATION AND INTERCREDITOR AGREEMENT. The Credit Parties shall have caused to be delivered to the Agent a subordination and intercreditor agreement duly executed by Novamerican with respect to the Subordinated Indebtedness owed and which may become owed by the Borrowers to Novamerican, which subordination and intercreditor agreement shall be in form and substance acceptable to the Agent.

              (t) FEES AND EXPENSES. The Agent and the Issuing Lender shall have received all fees and other amounts due and payable to such Person and Special Counsel at or prior to the Effective Time, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

              (u) OTHER DOCUMENTS. The Agent shall have received all material contracts and such other documents as the Agent or any Lender or Special Counsel shall have reasonably requested and the same shall be reasonably satisfactory to each of them and Special Counsel.

         6.2 EACH EXTENSION OF CREDIT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Credit Party set forth in this Agreement and the other Loan Documents shall be true and correct on and as

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of the date of such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, both before and after giving effect thereto and to the use of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be or have been true and correct as of such specific date).

              (b) NO DEFAULTS. At the time of and immediately after giving effect to such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, no Default shall have occurred and be continuing.

Each request by the Borrowers for a Loan or for the issuance of a Letter of Credit hereunder shall be deemed to constitute a representation and warranty that all conditions set forth in Section 6.2 have been satisfied.

                                   ARTICLE 7

                              AFFIRMATIVE COVENANTS

         Until the Revolving Credit Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Credit Parties covenants and agrees with the Lenders that:

         7.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrowers will furnish to the Agent and each Lender:

              (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Credit Parties:

                  (i) audited consolidated and management prepared consolidating statements of income, retained earnings and cash flows of Integrated Steel and its Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of Integrated Steel and its Subsidiaries as at the end of such fiscal year, in each case setting forth in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year,

                  (ii) an opinion of independent certified public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) stating that said consolidated financial statements referred to in the preceding clause (i) fairly present in all material respects the consolidated financial condition and results of operations of Integrated Steel and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Borrowers were not in compliance with
         Section 8.10, insofar as such Section relates to accounting matters, and

                  (iii) a certificate of a Designated Financial Officer stating that said consolidating financial statements referred to in the preceding clause (i) fairly present the respective individual financial condition and results of operations of each Borrower, in each case in accordance with GAAP, consistently applied, as at the end of, and for, such fiscal year;

              (b) as soon as available and in any event within 30 days after the end of each fiscal month:


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                  (i) consolidated and consolidating statements of income,
         retained earnings and cash flows of the Borrowers for such fiscal month and for the period from the beginning of the respective fiscal year to the end of such fiscal month, and the related consolidated and consolidating balance sheets of the Borrowers as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), and the corresponding figures for the forecasts most recently delivered to the Agent for such period;

                  (ii) a certificate of a Designated Financial Officer, which certificate shall state that said consolidated financial statements referred to in the preceding clause (i) fairly present in all material respects the consolidated financial condition and results of operations of the Borrowers, in each case in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the omission of footnotes) and that said consolidating financial statements referred to in the preceding clause
         (i) fairly present in all material respects the respective individual unconsolidated financial condition and results of operations of each Borrower in accordance with GAAP, consistently applied, as at the end of, and for, such period, (subject to normal year-end audit adjustments and the omission of footnotes);

              (c) concurrently with any delivery of (i) the audited financial statements under clause (a) above, and (ii) the monthly financial statements for the third month of each fiscal quarter under clause (b) above, a Compliance Certificate duly executed by a Designated Financial Officer;

              (d) as soon as available and in any event within fifteen (15) days after the end of each fiscal month with respect to the last day of such month (or more frequently if requested by the Agent in its reasonable discretion), (i) a Collateral Update Certificate in the form attached hereto as EXHIBIT B-2 with respect to the Collateral as of the last day of such month or such other interim date as of which such Collateral Update Certificate is delivered, (ii) a summary of inventory by type and location, (iii) an accounts receivable and accounts payable aging report, and (iii) such other information relating to the Collateral as the Agent shall reasonably request, in each case, accompanied by such supporting detail and documentation as the Agent shall reasonably request;

              (e) as soon as available and in any event no later than 4:00 p.m. on each day that the Borrowers make any request for any Borrowing hereunder, an Advance Request in the form attached hereto as EXHIBIT B-1;

              (f) as soon as available and in any event within 30 days after the beginning of the fiscal year of the Borrowers, statements of forecasted consolidated income and cash flows for the Borrowers for each fiscal month in such fiscal year and a forecasted consolidated balance sheet of the Borrowers as of the last day of each fiscal month in such fiscal year, and a comparison of the projected Borrowing Base MINUS the Adjusted Term Loan Balance to projected Revolving Loan balance as of the last day of each fiscal month in such fiscal year, together with supporting assumptions which were reasonable when made, all prepared in good faith in reasonable detail and consistent with the Borrowers' past practices in preparing projections and otherwise reasonably satisfactory in scope to the Agent; and

              (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party or Subsidiary, or compliance with the terms of this Agreement, as the Agent or any Lender may reasonably request.


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         7.2 NOTICES OF MATERIAL EVENTS. The Credit Parties will furnish to the
Agent and each Lender prompt written notice of the following:

              (a) the occurrence of any Default;

              (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Subsidiary or other Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

              (c) the occurrence of any ERISA Event related to the Plan of any Credit Party or knowledge after due inquiry of any ERISA Event related to a Plan of any other ERISA Affiliate that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Credit Parties or their Subsidiaries in an aggregate amount exceeding $100,000; and

              (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 7.2 shall be accompanied by a statement of a Designated Financial Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         7.3 EXISTENCE; CONDUCT OF BUSINESS. Each of the Borrowers will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or any discontinuance or sale of such business permitted under Section 8.4.

         7.4 PAYMENT OF OBLIGATIONS. Each of the Borrowers will pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         7.5 MAINTENANCE OF PROPERTIES; INSURANCE. Each of the Borrowers will
(a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, as may be required by law and such other insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including, without limitation, business interruption and product liability insurance. Without limiting the generality of the foregoing, the Borrowers will maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance, in each case with such insurance companies, in such amounts, with such deductibles, and covering such terms and risks as are at all times satisfactory to the Agent in its commercially reasonable judgment. All general liability and other liability policies with respect to the Borrowers shall name the Agent for the benefit of the Lenders as an additional insured thereunder as its interests may appear, and all business interruption and casualty insurance policy shall contain a loss payable clause or endorsement, satisfactory in form and substance to the Agent that names the Agent for the benefit of the Lenders as the loss payee thereunder. All policies of insurance shall provide for at least 30 days' prior written notice to the Agent of any modifications or cancellation of such policy.


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         7.6 BOOKS AND RECORDS; INSPECTION RIGHTS; APPRAISALS. Each of the
Credit Parties will keep proper books of record and account in which entries are made of all dealings and transactions in relation to its business and activities which fairly record such transactions and activities. Each of the Credit Parties will permit any representatives designated by the Agent or any Lender to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants PROVIDED that, so long as no Default has occurred and is continuing, all such visits shall be on reasonable prior notice, at reasonable times during regular business hours of such Credit Party, and PROVIDED FURTHER that after the occurrence and during the continuance of any Default the Agent and any of the Lenders may visit at any reasonable times. The Borrowers shall reimburse the Agent for its customary examination and inspection fees and all reasonable out-of-pocket costs and expenses. The Credit Parties, in consultation with the Agent, will arrange for a meeting to be held at least once every year (and after the occurrence and during the continuance of a Default, more frequently, if requested by the Agent or the Required Lenders) with the Lenders and Agent hereunder at which the business and operations of the Credit Parties are discussed. The Borrowers will permit an independent appraiser selected by the Agent to visit the Borrowers properties and perform an appraisal of the Borrowers' inventory, machinery and equipment and real estate at such times and with such frequencies as the Agent shall reasonably request; PROVIDED that, so long as no Default has occurred and is continuing, the Agent shall not request that the Borrowers' inventory, machinery and equipment and real estate be appraised more frequently than once each year. The Borrowers shall reimburse the Agent for all fees, costs and expenses charged by such independent appraiser for each such appraisal.

         7.7 FISCAL YEAR. To enable the ready and consistent determination of compliance with the covenants set forth in Section 8.10 hereof, none of the Credit Parties will change its fiscal year or the method of determining the last day of the first three fiscal quarters in each of its fiscal years, without providing thirty (30) days prior written notice to the Agent.

         7.8 COMPLIANCE WITH LAWS. Each of the Borrowers will comply with (i) all laws, rules, regulations and orders of any Governmental Authority and (ii) all contractual obligations, in each case applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         7.9 USE OF PROCEEDS. The proceeds of the Loans will be used only for
(i) the refinancing of existing Indebtedness, (ii) expenses incurred in connection with the transactions contemplated by this Agreement; and (iii) for general corporate and working capital purposes of the Borrowers. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

         7.10 CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES. Each of the Credit Parties will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the percentage of the issued and outstanding shares of capital stock of any class or character owned by it in any Subsidiary on the date hereof is not at any time decreased, other than by reason of transfers to another Credit Party. In the event that any additional shares of stock or other equity interests shall be issued by any Credit Party (other than the Guarantor), the respective holder of such shares of stock or other equity interests shall forthwith deliver to the Agent pursuant to a Stock Pledge Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank, and shall take such other action as the Agent shall request to perfect the security interest created therein pursuant to such Stock Pledge Agreement.

         7.11 ERISA. Except where a failure to comply with any of the following, individually or in the aggregate, would not or could not reasonably be expected to result in a Material Adverse Effect, (i) the Credit Parties will maintain, and cause each ERISA Affiliate to maintain, each Plan of any Credit


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

Party or any ERISA Affiliate in compliance with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and (ii) the Credit Parties will not and, to the extent they have the authority to do so, will not permit any of the ERISA Affiliates to (a) engage in any transaction with respect to any Plan which would subject any Credit Party to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, any of the Credit Parties or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Pension Plan or (c) fail to make any payments to any Multiemployer Plan that any of the Credit Parties or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

         7.12 ENVIRONMENTAL MATTERS; REPORTING. The Credit Parties will observe and comply with, and cause each Subsidiary to observe and comply with all Environmental Laws to the extent non-compliance could reasonably be expected to have a Material Adverse Effect. The Credit Parties will give the Agent prompt written notice of any violation as to any Environmental Law by any Credit Party or Subsidiary and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (a) in which an adverse result would have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other similar permits held by any Credit Party or Subsidiary which are material to the operations of such Credit Party or Subsidiary, or (b) which will, or is likely to, have a Material Adverse Effect on such Credit Party or Subsidiary to any Person or which will require a material expenditure by such Credit Party or Subsidiary to cure any alleged problem or violation.

         7.13 MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL.

              (a) From and after the Effective Time, in the event that any Borrower acquires any fee interest in real property or any Material Leasehold Property, (any such Real Property Asset described in the foregoing clause being a "ADDITIONAL MORTGAGED PROPERTY"), such Borrower shall deliver, or in the case of Landlord's Consents use its best efforts (without requiring such Borrower to relinquish any material rights or incur any obligations other than to expend a nominal amount of money over and above the reimbursement, if required, of the landlord's out-of-pocket costs, including reasonable attorneys' fees) to deliver, to the Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property, the following:

                  (i) ADDITIONAL MORTGAGES. A fully executed and notarized Mortgage (an "ADDITIONAL MORTGAGE"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Borrower in such Additional Mortgaged Property, and the Agent shall have the right in its reasonable discretion, but only after consulting with the Borrower, to record such Additional Mortgage;

                  (ii) SURVEYS. With respect to each Additional Mortgaged Property, copies of all existing surveys and surveyors certificates in the Borrowers' possession and control, and such additional surveys or surveyor certificates as the Agent may reasonably require;

                  (iii) LEASEHOLD INTERESTS. In the case of any Additional Mortgaged Property consisting of a Material Leasehold Property, copies of all leases between any Borrower and any landlord or tenant;


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                  (iv) LANDLORD'S CONSENTS. In the case of any Additional
         Mortgaged Property consisting of a Material Leasehold Property, (a) a Landlord's Consent with respect thereto and where required by the terms of any lease, the consent of the mortgagee, ground lessor or other party and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

                  (v) MATTERS RELATING TO FLOOD HAZARD PROPERTIES. (A) Evidence as to whether any Additional Mortgaged Property is a Flood Hazard Property and (B) if such Additional Mortgaged Property is a Flood Hazard Property, evidence that the applicable Credit Party has obtained flood insurance with respect to each Flood Hazard Property in amounts approved by the Agent, or evidence acceptable to the Agent that such insurance is not available;

                  (vi) TITLE INSURANCE. (A) If required by the Agent, ALTA mortgagee title insurance policies or unconditional commitments therefor (the "ADDITIONAL MORTGAGE POLICIES") issued by the Title Company with respect to the Additional Mortgaged Property, in an amount reasonably satisfactory to the Agent, insuring fee simple title to, or a valid leasehold interest in, each such Additional Mortgaged Property vested in such Borrower and assuring the Agent that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, subject only to any exceptions as may be reasonably acceptable to the Agent, which Additional Mortgage Policy (I) shall include all endorsements for matters reasonably requested by the Agent and (II) shall provide for affirmative insurance and such reinsurance as the Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Agent; and (B) evidence satisfactory to the Agent that such Credit Party has
         (I) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (II) paid to the Title Company or to the appropriate Governmental Authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records;

                  (vii) COPIES OF DOCUMENTS RELATING TO TITLE EXCEPTIONS. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or in the title reports delivered pursuant to Section 6.1(f)(vii);

                  (viii) ENVIRONMENTAL AUDIT. If required by the Agent, reports and other information in form, scope and substance satisfactory to the Agent and prepared by environmental consultants satisfactory to the Agent, concerning any environmental hazards or liabilities to which any Credit Party may be subject with respect to such Additional Mortgaged Property; and

                  (ix) OPINIONS OF COUNSEL. (1) If requested by the Agent, a favorable opinion of counsel (which counsel shall be satisfactory to the Agent and Special Counsel), as to the due authorization, execution and delivery by such Borrower of such Additional Mortgage and such other matters as the Agent may reasonably request, and (2) if required by the Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to the Agent and Special Counsel) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of the form of Additional Mortgages to be recorded in such state and such other matters (including without limitation any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as the Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Agent.


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PROVIDED THAT, unless the Agent, in its reasonable discretion, determines that any Material Leased Property is of such importance to the Borrowers' business and that the stated term of the lease with respect to such Material Leased Property is sufficient in length to warrant the Agent obtaining a Mortgage on the Borrowers' leasehold interest in such Material Leased Property, the Borrowers shall not be obligated to comply with clauses (i), (ii), (v), (vi),
(vii), or (ix) with respect to any Material Leasehold Property.

              (b) The Borrowers shall permit an independent real estate appraiser satisfactory to the Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of all applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by the Agent in its sole discretion).

         7.14 CASH DEPOSITS/BANK ACCOUNTS. The Borrowers shall take all actions necessary to maintain, preserve and protect the rights and interests of the Agent and the Lenders with respect to all cash deposits of the Borrowers and all other proceeds of Collateral and shall not, without the Agent's prior written consent, open any deposit or other bank account, or instruct any account debtor to make payment to any account other than to an established account, Lock Box Account or other Blocked Account under the Agent's control; provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall be permitted to maintain one or more payroll and petty cash accounts not subject to the Agent's control so long as the aggregate amount of funds on deposit in all such accounts does not exceed $500,000 at any time.

         7.15 HEDGING AGREEMENT. The Borrowers shall at all times maintain a Hedging Agreement satisfactory to the Administrative Agent with respect to at least (a) $40,000,000 of the Indebtedness of the Borrowers for the first two years following the Closing Date, (b) $30,000,000 of the Indebtedness of the Borrowers for the third and forth years following the Closing Date, and (c) $20,000,000 of the Indebtedness of the Borrowers for the fifth year following the Closing Date.

                                   ARTICLE 8

                               NEGATIVE COVENANTS

         Until the Revolving Credit Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Credit Parties covenant and agree with the Agent and the Lenders that:

         8.1 INDEBTEDNESS. The Borrowers will not create, incur, assume or permit to exist any Indebtedness, except:

              (a) Indebtedness created hereunder;

              (b) Indebtedness under the $60MM Term Loan Facility;

              (c) Indebtedness existing on the date hereof which is set forth in
SCHEDULE 8.1 and has been designated on such schedule as Indebtedness that will remain outstanding following the funding of the initial Loans, and any extension, renewal, refunding or replacement of any such Indebtedness that does not increase the principal amount thereof;

              (d) Intercompany loans between the Borrowers;


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              (e) other Indebtedness of the Borrowers consisting of Capital
Lease Obligations and/or secured by Liens permitted under Section 8.2(h), PROVIDED that the aggregate amount of all Indebtedness permitted under this Subsection 8.1(e), including Indebtedness existing as of the date hereof, shall not exceed $250,000 at any time;

              (f) Subordinated Indebtedness;

              (g) other unsecured Indebtedness not otherwise permitted by Subsections 8.1(a) through 8.1(f) above, provided that the aggregate amount of all Indebtedness permitted under this Subsection 8.1(g) shall not exceed $250,000 at any time; and

              (h) Guarantees permitted under section 8.3.

         8.2 LIENS. No Borrower will create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (the following being called "PERMITTED LIENS"):

              (a) Liens created under or securing the Loan Documents or the $60MM Term Loan Facilities;

              (b) any Lien on any Property or asset of any Borrower existing on the date hereof and set forth in SCHEDULE 8.1 (excluding, however, following the making of the initial Loans hereunder, the Liens in favor of any Person other than the Agent securing Indebtedness not designated on said schedule as Indebtedness to remain outstanding following the funding of the initial Loans), PROVIDED that (i) such Lien shall not apply to any other property or asset of any Credit Party and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

              (c) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet delinquent or (in the case of property taxes and assessments not exceeding $250,000 in the aggregate more than 90 days overdue) which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the respective Borrower in accordance with GAAP;

              (d) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens, and vendors' Liens imposed by statute or common law not securing the repayment of Indebtedness, arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments (including, without limitation, pre-judgment attachments) but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9.1(j) hereof;

              (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation and pledges or deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases (other than capital leases), utility purchase obligations, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

              (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses,


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restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not, in the aggregate, materially detract from the value of the Property of any Borrower or materially interfere with the ordinary conduct of the business of any Borrower;

              (g) Liens consisting of bankers' liens and rights of setoff, in each case, arising by operation of law, and Liens on documents presented in letter of credit drawings;

              (h) Liens on fixed or capital assets, including real or personal property, acquired, constructed or improved by any Borrower, PROVIDED that (A) such Liens secure Indebtedness (including Capital Lease Obligations) permitted by Section 8.1(e), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement or were in effect at the time the Borrowers acquired the assets or stock, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, and (D) such security interests shall not apply to any other property or assets of any Borrower; and

              (i) Leases permitted under Section 8.4(b).

         8.3 CONTINGENT LIABILITIES. The Borrowers will not Guarantee the Indebtedness or other obligations of any Person, or Guarantee the payment of dividends or other distributions upon the stock of, or the earnings of, any Person, except:

              (a) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

              (b) Guarantees of obligations of one Borrower by another Borrower to the extent constituting Indebtedness expressly permitted by Section 8.1;

              (c) Guarantees and letters of credit in effect on the date hereof which are disclosed in SCHEDULE 7.1, and any replacements thereof in amounts not exceeding such Guarantees;

              (d) obligations in respect of Letters of Credit.

         8.4 FUNDAMENTAL CHANGES; ASSET SALES; TRANSFERS TO GUARANTOR.

              (a) The Borrowers will not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution). The Borrowers will not acquire any business or property from, or capital stock of, or other equity interests in, or be a party to any acquisition of, any Person except for purchases by any Borrower of property to be used in the ordinary course of business, Investments permitted under Section 8.5 and Capital Expenditures. The Borrowers will not form or acquire any Subsidiary.

              (b) The Guarantor will not sell, assign or transfer any stock of the Borrowers. The Borrowers will not voluntarily convey, sell, lease, transfer or otherwise dispose (including any Disposition) of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (x) obsolete or worn-out property (including leasehold interests), tools or equipment no longer used or useful in their businesses, (y) any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms, and (z) other assets not included in clauses (x) and (y) above disposed of from and after the Effective Time and having a value not in excess of $500,000 in the aggregate in any fiscal year, PROVIDED that a Borrower may lease or sublease real property to the extent such lease or sublease would not interfere with the operation of the businesses of the Borrowers. The Lenders and the Agent (as the case may be) at the Borrowers' expense hereby agree to complete, execute and deliver to the Borrowers, upon reasonable prior written notice to the Agent and upon provision by the Borrowers of a draft of such instrument, any release or termination of security interest required to permit the applicable Borrower conveying, selling, leasing, transferring or otherwise disposing of any part of its property pursuant to and in accordance with this Section 8.4 to convey, sell, lease, transfer or otherwise dispose of such property free and clear of any Lien under the Loan Documents.

              (c) Notwithstanding the foregoing provisions of this Section 8.4:

                  (i) any Borrower may be merged or combined with or into any other Borrower;

                  (ii) any Borrower may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to any other Borrower; and

                  (iii) the Borrowers may acquire all or substantially all of the capital stock or assets of any Person in the same or substantially the same lines of business as the Borrowers with the prior written consent of the Agent and the Required Lenders (which consent, with respect to acquisitions which, in the aggregate, do not involve the payment by the Borrowers of cash or property in excess of $10,000,000 after the Closing Date, shall not be unreasonably withheld).

              (d) Except as expressly permitted by Section 8.6 of this Agreement, the Borrowers shall not sell, transfer or convey any property or assets to the Guarantor, or make any loan, advance, dividend, distribution or other payment to the Guarantor.

         8.5 INVESTMENTS; HEDGING AGREEMENTS.

              (a) The Borrowers will not make or permit to remain outstanding any Investment, except:

                  (i) Investments consisting of Guarantees permitted by Section 8.3(c) and Indebtedness permitted by Section 8.1; loans and advances by any Borrower to any other Borrower, in the ordinary course of business; and capital contributions by any Borrower to any other Borrower;

                  (ii) Permitted Investments; and

                  (iii) Checking and deposit accounts with banks used in the ordinary course of business.

              (b) The Borrowers will not enter into any Hedging Agreement, other than Hedging Agreements required to be entered into by the Borrowers under
Section 7.15 and, with the prior consent of the Agent, such other Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrowers are exposed in the conduct of their business or the management of their liabilities.

         8.6 RESTRICTED JUNIOR PAYMENTS. The Borrowers will not declare or make any Restricted Junior Payment at any time; PROVIDED, HOWEVER, that (a) the Borrowers may pay dividends to the

Guarantor in an amount equal to the state and federal income Taxes required to be paid by Guarantor and the Borrowers in respect of the Borrowers income for each fiscal year, (b) so long as(i) no Default shall have occurred and be continuing and no Default shall be caused thereby, and (ii) the Fixed Charge Coverage Ratio after giving effect to such payment equals or exceeds 1.25 to 1, the Borrowers may pay additional dividends to the Guarantor, (d) the Borrowers may make payments to the LLC in respect of the principal and interest due under the $60MM Term Loan Facility; (d) so long as no Default shall have occurred and be continuing and no Default shall be caused therein, the Borrowers may make regularly scheduled payments of interest (but no payments of principal) in respect of Subordinated Indebtedness on the dates and in the amounts set forth in the applicable Subordinated Debt Documents; and (e) so long as no Default shall have occurred at any time during the ninety day period preceding the date of payment and so long as the Borrowers shall have delivered projections to the Agent demonstrating that no Default will result from such payment or is likely to occur within ninety days after the date of such payment, the Borrowers may make payments of principal to Novamerican in respect of the Additional Novamerican Subordinated Indebtedness with the prior written consent of the Agent and the Required Lenders (not to be unreasonably withheld).

         8.7 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, no Credit Party will directly or indirectly (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate; (c) merge into or consolidate with an Affiliate, or purchase or acquire property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); PROVIDED that:

                  (i) any Affiliate who is an individual may serve as a director, officer, employee or consultant of any Credit Party, receive reasonable compensation for his or her services in such capacity and benefit from Permitted Investments to the extent specified in clause
         (e) of the definition thereof;

                  (ii) the Credit Parties may engage in and continue the transactions with or for the benefit of Affiliates which are described in SCHEDULE 8.7 or are referred to in Section 8.6 (but only to the extent specified in such section); and

                  (iii) the Credit Parties may engage in transactions with Affiliates in the ordinary course of business on terms which are no less favorable to the Credit Parties than those likely to be obtained in an arms' length transaction between a Credit Party and a non-affiliated third party.

         8.8 RESTRICTIVE AGREEMENTS. No Credit Party will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement (other than this Agreement) that prohibits, restricts or imposes any condition upon the ability of the Borrowers to create, incur or permit to exist any Lien upon any of its property or assets; PROVIDED that (a) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (b) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on SCHEDULE 8.8 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (c) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (d) the foregoing shall not apply to customary provisions in leases and other contracts (excluding license agreements) restricting the assignment thereof, and (e) the foregoing shall not apply to customary provisions in license agreements existing as of the Effective Time.

         8.9 SALE-LEASEBACK TRANSACTIONS; BILL-AND-HOLD SALES, ETC.

              (a) The Borrowers will not, directly or indirectly, enter into any arrangements with any Person whereby the Borrowers shall sell or transfer (or request another Person to purchase) any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property from any Person.

              (b) The Borrowers shall not make any sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale-on-approval, or consignment basis, or any sale on a repurchase or return basis.

         8.10 CERTAIN FINANCIAL COVENANTS. All of the following covenants shall be measured at the end of each fiscal quarter of the Borrowers, based on the four immediately preceding fiscal quarters of the Borrowers.

              (a) FIXED CHARGE COVERAGE RATIO. The Borrowers shall not permit the Fixed Charge Coverage Ratio as of the end of each fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:

                              Fiscal Quarters                               Ratio
                              ---------------                               -----

                               FQ3 and FQ4 of FY01                        1.00 to 1
                           Each fiscal quarter in FY02                    1.10 to 1
                           Each fiscal quarter in FY03                    1.20 to 1
                 FQ1 of FY04 and each fiscal quarter thereafter           1.25 to 1

              (b) TANGIBLE CAPITAL BASE. The Borrowers will not permit the Tangible Capital Base as of the end of each fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below: -

                        Fiscal Quarters                Minimum Tangible Capital Base Amount
                        ---------------                ------------------------------------

                      FQ2 and FQ3 of FY01                           $20,000,000

                          FQ4 of FY01               $20,000,000 plus 50% of Net Income
                                                  (without reduction for losses) for FY01

                      Each fiscal quarter                   The Minimum Tangible
                          thereafter                   Capital Base Amount for the
                                                          immediately preceding
                                                       fiscal quarter plus 50% of
                                                   Net Income (without reduction for losses) for
                                                     the fiscal quarter ending on the date of
                                                                   measurement

         (c) SENIOR LIABILITIES TO TANGIBLE CAPITAL BASE RATIO. The Borrowers will not permit the Senior Liabilities Debt to Tangible Capital Base Ratio as of the end of each fiscal quarter set forth below to exceed the ratio set forth opposite such fiscal quarter below:

                                 Period                                Ratio
                                 ------                                -----

                        FQ2, FQ3 and FQ4 of FY01                     4.25 to 1

                     Each fiscal quarter during FY02                 3.75 to 1

             FQ1 of FY03 and each fiscal quarter thereafter            3.25

         8.11 CAPITAL EXPENDITURES. The Borrowers shall not make any Capital Expenditures (including, without limitation, incurring any Capital Lease Obligations but excluding Capital Expenditures financed with the proceeds of Subordinated Indebtedness) which, in the aggregate, exceed $5,000,000 during any fiscal year.

         8.12 LINES OF BUSINESS. The Borrowers shall not engage to any substantial extent in any line or lines of business activity other than (a) the types of businesses engaged in by the Borrowers as of the Effective Time and businesses substantially related thereto, and (b) such other lines of business as may be consented to by the Required Lenders and the Agent.

         8.13 OTHER INDEBTEDNESS. The Borrowers will not purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of any Subordinated Indebtedness, except, to the extent permitted by the Subordinated Debt Documents.

         8.14 MODIFICATIONS OF CERTAIN DOCUMENTS. The Borrowers will not consent to any modification, supplement or waiver of any of the provisions of any documents or agreements evidencing or governing any Subordinated Indebtedness without the prior consent of the Agent.

                                   ARTICLE 9

                                EVENTS OF DEFAULT

         9.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall be deemed to constitute an "EVENT OF DEFAULT" hereunder:

              (a) the Borrowers shall fail to pay to the Agent or the Lenders
(i) any principal of any Loan when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration of such due or prepayment date, or otherwise or (ii) any interest on any Loan or any Reimbursement Obligation in respect of any LC Disbursement or any fee or other amount payable under this Agreement or any other Loan Document or any Hedging Agreement with any Lender within two (2) Business Days of the date the same shall become due and payable whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration of such due or prepayment date, or otherwise;

              (b) any representation or warranty made or deemed made by or on behalf of any Credit Party or Subsidiary in or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

              (c) the Credit Parties (i) shall fail to observe or perform any covenant, condition or agreement contained in Sections 7.1, 7.2, 7.6, 7.9, 7.10,
7.14 or in Article 8, or (ii) shall fail to observe or perform any covenant, condition or agreement contained in Section 7.3, 7.4, 7.5, 7.7, 7.8, 7.11, 7.12 or 7.13 and such failure described in this clause (ii) shall continue unremedied for a period of 15 days after the earlier of (x) actual knowledge by an officer of any Credit Party or (y) notice thereof from the Agent (given at the request of any Lender) to the Borrowers;

              (d) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b) or (c) of this Section 9.1) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Agent (given at the request of any Lender) to the Borrowers;

              (e) the Borrowers shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, after giving effect to any grace period with respect thereto;

              (f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

              (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

              (h) any Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or
(vi) take any action for the purpose of effecting any of the foregoing;

              (i) any Credit Party shall become unable, admit in writing or fail generally to pay its debts as they become due;

              (j) a final judgment or judgments for the payment of money (x) in excess of $500,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or (y) in excess of $2,000,000 in the aggregate (regardless of insurance coverage), shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Borrower and the same shall not be discharged (or provision shall not be made for such discharge), bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the relevant Borrower shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

              (k) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

              (l) there shall have been asserted against any Credit Party claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by any Credit Party, or any predecessor in interest of any Credit Party, or relating to any site or facility owned, operated or leased by any Credit Party, which claims or liabilities (insofar as they are payable by any Credit Party but after deducting any portion thereof which is reasonably expected to be paid by other credit worthy Persons jointly and severally liable therefor), in the judgment of the Required Lenders are reasonably likely to be determined adversely to any Credit Party, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect;

              (m) there shall occur any Change of Control;

              (n) any of the following shall occur: (i) the Liens created under any of the Loan Documents shall at any time (other than by reason of the Agent relinquishing such Lien) cease in any material respect to constitute valid and, to the extent applicable, perfected Liens on any material portion of the Collateral (a portion of the Collateral having a value in excess of $500,000 shall be deemed to be a material portion); (ii) except for expiration in accordance with its respective terms, any Loan Document shall for whatever reason be terminated, or shall cease to be in full force and effect; or (iii) the enforceability of any Loan Document shall be contested by any Credit Party;

              (o) there shall occur any material loss, theft, damage or destruction of any Collateral (loss, theft, damage or destruction of Collateral with a value in excess of $500,000 shall be deemed to be material) not fully covered (subject to such reasonable deductibles as the Agent shall have approved) by insurance;

              (p) any Event of Default shall occur under the $60MM Term Loan Facility or the Lender under the $60MM Term Loan Facility shall consent to any waiver, modification or amendment of the terms or provisions of the documents relating to the $60MM Term Loan Facility without the prior written consent of the agent under the $60MM Term Loan Facility;

              (q) the Guarantor shall assert that its obligations hereunder or under any other Loan Documents shall be invalid or unenforceable; or

              (r) there shall occur any Material Adverse Effect.

         9.2 REMEDIES. Upon the occurrence and during the continuance of any Event of Default (other than an event with respect to the Credit Parties described in clause (g) or (h) of Section 9.1), the Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take any or all of the following actions, at the same or different times: (i) terminate the Revolving Credit Commitments, and thereupon the Revolving Credit Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the

Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Credit Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties, and (iii) exercise all rights as a secured party and mortgagee under the Loan Documents to the extent permitted by applicable law; and in case of any event with respect to the Credit Parties or any Subsidiary described in clause
(g) or (h) of Section 9.1, the Revolving Credit Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Credit Parties accrued hereunder, shall automatically become due and payable, and the Borrowers shall provide cash collateral in accordance with Section 2.4(h) without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties, and the Agent shall be permitted to exercise all rights as a secured party and mortgagee under the Loan Documents to the extent permitted by applicable law.

                                   ARTICLE 10

                                    THE AGENT

         10.1 APPOINTMENT AND AUTHORIZATION. Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Agent as its agent for purposes of administering the Loans, this Agreement and the other Loan Documents, and enforcing the Lenders' rights pursuant to this Agreement and the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto and the Credit Parties may rely on actions taken by the Agent on behalf of the Lenders to bind such Lenders.

         10.2 AGENT'S RIGHTS AS LENDER. The Lender or other financial institution serving as the Agent or the Issuing Lender hereunder shall have the same rights and powers in its capacity as a Lender hereunder as any other Lender and may exercise the same as though it were not the Agent or the Issuing Lender, and such institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Credit Party or any Subsidiary or other Affiliate of any thereof as if it were not the Agent or the Issuing Lender hereunder.

         10.3 DUTIES AS EXPRESSLY STATED. Neither the Agent nor the Issuing Lender shall have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) neither the Agent nor the Issuing Lender shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither the Agent nor the Issuing Lender shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Agreement and the other Loan Documents that the Agent or Issuing Lender is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as is required hereunder with respect to such action), and (c) except as expressly set forth herein and in the other Loan Documents, neither the Agent nor the Issuing Lender shall have any duty to disclose, or shall be liable for the failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries that is communicated to or obtained by the financial institution serving as the Agent or the Issuing Lender or any of its Affiliates or Approved Funds in any capacity. Neither the Agent nor the Issuing Lender shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is required hereunder with respect to such action) or all of the Lenders if expressly required, or in the absence of its own gross negligence or willful misconduct. Neither the Agent nor the Issuing Lender shall be deemed to have knowledge of any Default other than a Default of the types specified in Section 9.1(a) unless and until written notice thereof is given to the Agent or the Issuing Lender by the Borrowers or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in, or in connection with, this Agreement or the other Loan Documents, (ii) the contents of any certificate, report or other document delivered hereunder or under any of the other Loan Documents or in connection herewith of therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the other Loan Documents or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent or the Issuing Lender. Neither the Agent nor the Issuing Lender shall, except to the extent the Agent expressly instructed by the Required Lenders with respect to enforcement of the Obligations or collection or realization upon the Collateral, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to the Loan Documents or applicable law.

         10.4 RELIANCE BY AGENT. The Agent and the Issuing Lender shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent and the Issuing Lender also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent and the Issuing Lender may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Agent and the Issuing Lender shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (it being understood that this provision shall not release the Agent from performing any action with respect to the Borrowers expressly required to be performed by it pursuant to the terms hereof) under this Agreement. The Agent and the Issuing Lender shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         10.5 ACTION THROUGH SUB-AGENTS. The Agent and the Issuing Lender may perform any and all of its duties, and exercise its rights and powers, by or through any one or more sub-agents appointed by the Agent or the Issuing Lender; provided that if the Agent or the Issuing Lender appoints a Person which is not a Related Party to act as a sub-agent, the Agent shall provide written notice of such appointment to the Lenders and the Borrowers. The Agent and the Issuing Lender and any such sub-agent may perform any and all its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agent and the Issuing Lender and any such sub-agent, and shall apply to its activities in connection with the syndication of the credit facilities provided for herein as well as activities of the Agent or the Issuing Lender.

         10.6 RESIGNATION AND REPLACEMENT OF AGENT AND APPOINTMENT OF SUCCESSOR AGENT. Subject to the appointment and acceptance of a successor Agent, as provided in this paragraph, (a) the Agent may resign at any time by notifying the Lenders, the Issuing Lender and the Borrowers and (b) the Agent may be replaced at the written request of the Lenders holding not less than 75% of the Revolving Credit Commitments. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a bank or other financial institution with capital and surplus or assets under management of at least $100,000,000 to serve as successor Agent. If no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after such retiring Agent gives notice of its resignation, then such retiring Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Agent, which shall be a bank or other financial institution with capital and surplus or assets under management of at least $100,000,000 and with an office in Boston, Massachusetts or New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder, by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After an Agent's resignation or replacement hereunder, the provisions of this Article and Section 11.3 shall continue in effect for the benefit of such retiring or replaced Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

         10.7 LENDERS' INDEPENDENT DECISIONS. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Issuing Lender or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Issuing Lender or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement and the other Loan Documents, any related agreement or any document furnished hereunder or thereunder. Except as explicitly provided herein, neither the Agent nor the Issuing Lender has any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter. Neither the Agent nor the Issuing Lender shall be deemed a trustee or other fiduciary on behalf of any party.

         10.8 INDEMNIFICATION. Each Lender agrees to indemnify and hold harmless the Agent and the Issuing Lender (to the extent not reimbursed under Section 10.3, but without limiting the obligations of the Borrowers under Section 11.3), ratably in accordance with the aggregate principal amount of the respective Revolving Credit Commitments of and/or Loans and Total LC Exposure held by the Lenders (or, if all of the Revolving Credit Commitments shall have been terminated or expired, ratably in accordance with the aggregate outstanding amount of the Loans and Total LC Exposure held by the Lenders), for any and all liabilities (including pursuant to any Environmental Law), obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorney's fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent or the Issuing Lender (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of any Loan Document or any other documents contemplated by or referred to therein for any action taken or omitted to be taken by the Agent or the Issuing Lender under or in respect of any of the Loan Documents or other such documents or the transactions contemplated thereby (including the costs and expenses that the Borrowers are obligated to pay under Section 11.3, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; PROVIDED, HOWEVER, that no Lender shall be liable for any of the foregoing to the extent they are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party to be indemnified. The agreements set forth in this Section 10.8 shall


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survive the payment of all Loans and other obligations hereunder and shall be in addition to and not in lieu of any other indemnification agreements contained in any other Loan Document.

         10.9 CONSENTS UNDER OTHER LOAN DOCUMENTS. Except as otherwise provided in this Agreement and the other Loan Documents, the Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the other Loan Documents.

         10.10 NOTICES TO LENDERS. The Agent agrees to use reasonable efforts to promptly forward to each Lender copies of all written notices, reports or other information delivered to the Agent by the Credit Parties hereunder. The Agent agrees to conduct periodic field examinations of the Borrowers' facilities and operations not less frequently than two times each year.

                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1 NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telephonic facsimile (fax), as follows:

              (a) if to any Credit Party, to Integrated Steel, 1050 University Avenue, Norwood, MA 02062, Attention: Peter Balboni, Vice President Finance (Fax no. (781) 762-8423) with copies to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Attention: Dennis J. White (Fax no. (617) 338-2880) and Stikeman Elliot, 1155 Rene-Levesque Blvd. West, 40th Floor, Montreal, Quebec H3B 3V2, Attention: Etienne Massicotte (Fax no. (514) 397-3222).

              (b) if to the Agent, to Fleet Capital Corporation, One Federal Street, Mail Stop MA DE 10307X, Boston, Massachusetts 02110, Attention: Gregory Kress (Fax no.: (617) 654-1167), with a copy to Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108, Attention: David Ruediger (Fax no. (617) 227-4420); and

              (c) if to any Lender (including to Fleet National Bank in its capacity as the Issuing Lender), to it at its address (or fax number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         11.2 WAIVERS; AMENDMENTS.

              (a) No failure or delay by the Agent, the Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Issuing Lender and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party or Subsidiary therefrom shall in any event be


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effective unless the same shall be permitted by paragraph (b) of this Section
11.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agent, any Lender or the Issuing Lender may have had notice or knowledge of such Default at the time.

              (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Agent with the written consent of the Required Lenders and the Agent; PROVIDED that no such agreement shall:

                  (i) increase the Revolving Credit Commitment of any Lender without the written consent of such Lender and the Agent;

                  (ii) reduce the principal amount of any Loan or Reimbursement Obligation or reduce the rate of interest thereon (other than the decision not to charge, or to cease to charge, Post-Default Interest), or reduce any fees payable hereunder, without the written consent of each Lender affected thereby;

                  (iii) postpone the scheduled date of payment of the principal amount of any Loan or Reimbursement Obligation other than mandatory prepayments of the Loans required under Section 2.10(b), or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, change the maturity date of any Loan, or postpone the scheduled date of expiration of any Revolving Credit Commitment, or extend the ultimate expiration date of any Letter of Credit beyond the Revolving Credit Maturity Date, without the written consent of each Lender affected thereby;

                  (iv) amend or waiver the provisions of the Intercreditor Agreement in a manner that would alter the application of prepayments thereunder, or the pro rata sharing of payments required thereby, without in each case the written consent of each Lender;

                  (v) alter the rights or obligations of the Borrowers to prepay Loans without the written consent of each Lender (other than mandatory prepayments of Loans under Section 2.10(b));

                  (vi) change any of the provisions of this Section 11.2 or the definition of "Required Lenders", or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender;

                  (vii) release the Guarantor from its obligations in respect of its Guarantee under Article 3 or release all or substantially all of the Collateral (or terminate all or substantially all of the Liens in favor of the Agent on the Collateral), except as expressly permitted in this Agreement, without the written consent of each Lender;

                  (viii) waive any of the conditions precedent specified in
         Section 6.1 without the written consent of each Lender and the Agent;
         or

                  (ix) subordinate the Loans to any other Indebtedness, without the written consent of each Lender;


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PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or the Issuing Lender hereunder without the prior written consent of the Agent or the Issuing Lender, as the case may be.

              (c) Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrowers to satisfy a condition precedent to the making of Loans shall be effective against the Lenders unless the Required Lenders shall have concurred with such waiver or modification.

                  11.3 EXPENSES; INDEMNITY: DAMAGE WAIVER.

              (a) The Credit Parties jointly and severally agree to pay, or reimburse the Agent or the Lenders, as applicable, for paying, (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of Special Counsel, in connection with the syndication of the credit facilities provided for herein, the preparation of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Agent, the Issuing Lender or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Agent, the Issuing Lender or any Lender, in connection with the investigation, enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.3, or in connection with the Loans made or Letters of Credit issued hereunder following a Default or Event of Default, including in connection with any workout, restructuring or negotiations in respect thereof, and (iv) all Other Taxes levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby or by any other Loan Document or any other document referred to therein.

              (b) The Credit Parties jointly and severally agree to indemnify the Agent, the Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee and settlement costs, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of their Subsidiaries, or any Environmental Liability related in any way to any Borrower, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.


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              (c) To the extent that the Credit Parties fail to pay any amount required to be paid by them to the Agent under paragraph (a) or (b) of this
Section 11.3, each Lender severally agrees to pay to the Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such. To the extent that the Credit Parties fail to pay any amount required to be paid by them to the Issuing Lender under paragraph (a) or (b) of this Section 11.3, each Lender severally agrees to pay to the Issuing Lender such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Issuing Lender in its capacity as such. In the event that the Lenders are required to reimburse the Agent for any amounts pursuant to this Section 11.3(c), the Agent shall use reasonable efforts to continue to pursue collection of such amounts from the Borrowers and shall reimburse the Lenders to the extent any such amounts are ultimately recovered from the Borrowers.

              (d) To the extent permitted by applicable law, none of the Credit Parties shall assert, and each Credit Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof.

              (e) All amounts due under this Section 11.3 shall be payable promptly after written demand therefor.

         11.4 SUCCESSORS AND ASSIGNS.

              (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and the Agent (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Agent, the Issuing Lender, and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

              (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to
it); PROVIDED that for any assignment:

                  (i) except in the case of an assignment of Loans to a Lender that holds Loans prior to such assignment or an Affiliate of such a Lender or an Approved Fund (in which case, the assignee and assignor Lenders shall give notice of the assignment to the Agent), the Borrowers and the Agent (and, in the case of an assignment of all or a portion of a Revolving Credit Commitment or any Lender's obligations in respect of its Total LC Exposure, the Issuing Lender) each must give its prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned);


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                  (ii) except in the case of an assignment to a Lender or an
         Affiliate or Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's aggregate Revolving Credit Commitment, the aggregate amount of the Revolving Credit Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 unless the Borrowers and the Agent otherwise consent;

                  (iii) each Lender shall assign its Revolving Credit Commitment, outstanding Loan, and its loans under the $53MM Term Loan Facility in favor of USGP in the same proportions, such that after giving effect to such assignment, the Assignor's Applicable Percentage of the Revolving Credit Commitments and the outstanding Loans shall be the same as the Assignor's Applicable Percentage of the loans outstanding under the $53MM Loan Facility, and the Assignee's Applicable Percentage of the Revolving Credit Commitments and the outstanding Loans shall be the same as the Assignee's Applicable Percentage of the loans outstanding under the $53MM Loan Facility;

                  (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, and, unless such assignment is to a Lender or its Affiliate or Approved Fund, shall pay a processing and recordation fee of $3,500;

                  (v) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire;

                  (vi) the assignee shall be an entity organized under the laws of the United States of America or any state thereof, or, if the entity is a Foreign Lender, such Foreign Lender shall have an office located within the United States of America where such Foreign Lender is authorized to make loans and receive payments and where such Foreign Lender will actually make its Loans and receive all payments to be delivered to it hereunder;

PROVIDED FURTHER that any consent of the Borrowers otherwise required under this paragraph shall not be required if a Default or Event of Default shall have occurred and be continuing or in the event of an assignment to an existing Lender.

              (c) Upon acceptance and recording pursuant to paragraph (e) of this Section 11.4, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 11.3). Notwithstanding anything therein to the contrary, no Approved Fund shall be entitled to receive any greater amount pursuant to Sections 2.14, 2.15 and 2.16 than the transferor Lender would have been entitled to receive in respect of the assignment effected by such transferor Lender had no assignment occurred. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with paragraph (b) of this
Section 11.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

              (d) The Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and


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a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrowers, the Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Lender and any Lender or the Agent, at any reasonable time and from time to time upon reasonable prior notice.

              (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 11.4 and any written consent to such assignment required by paragraph (b) of this Section 11.4, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

              (f) Any Lender may, without the consent of or notice to the Borrowers, the Agent or the Issuing Lender, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitments and the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 11.2(b), or the first proviso to Section 11.2(c), that affects such Participant. Subject to paragraph (g) of this Section 11.4, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.4.

              (g) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with
Section 2.16(e) as though it were a Lender.

              (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.


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              (i) Anything in this Section 11.4 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to any Credit Party or any of its Affiliates or Subsidiaries without the prior consent of each Lender and the Agent.

              (j) A Lender may furnish any information concerning any Credit Party or Subsidiary in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject, however, to and so long as the recipient agrees in writing to be bound by, the provisions of Section 11.13. In addition, the Agent may furnish any information concerning any Credit Party or any of its Subsidiaries or Affiliates in the Agent's possession to any Affiliate of the Agent, subject, however, to the provisions of Section 11.13. The Credit Parties shall assist any Lender in effectuating any assignment or participation pursuant to this Section 11.4 (including during syndication) in whatever manner such Lender reasonably deems necessary, including participation in meetings with prospective transferees.

         11.5 SURVIVAL. All covenants, agreements, representations and warranties made by the Credit Parties and Subsidiaries herein and in the other Loan Documents, and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents, shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or the other Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Credit Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 11.3 and Article 10 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

         11.6 COUNTERPARTS; INTEGRATION; REFERENCES TO AGREEMENT; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Agent or its counsel constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Whenever there is a reference in any Loan Document or UCC Financing Statement to the "Credit Agreement" or "Amended and Restated Credit Agreement" to which the Agent, the Lenders and the Credit Parties are parties, such reference shall be deemed to be made to this Agreement among the parties hereto. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         11.7 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the


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remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         11.8 RIGHT OF SETOFF. The Borrowers hereby grant to the Agent and the Lenders a security interest in all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender to or for the credit or the account of the Borrowers as security for the obligations of the Borrowers now or hereafter existing under this Agreement, and the Borrowers hereby agree that if an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 11.8 are in addition to any other rights and remedies (including other rights of setoff) which such Lender may have.

         11.9 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

              (a) This Agreement shall be construed in accordance with and governed by the law of The Commonwealth of Massachusetts.

              (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of The Commonwealth of Massachusetts and of the United States District Court for the District of Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Massachusetts court (or, to the extent permitted by law, in such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent, the Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Credit Party or Subsidiary or its properties in the courts of any jurisdiction.

              (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section 11.9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

              (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         11.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY

HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.

         11.11 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         11.12 RELEASE OF COLLATERAL AND GUARANTEES. The Agent and the Lenders agree that if all of the capital stock of or other equity interests in any Subsidiary that is owned by the Credit Parties is sold to any Person as permitted by the terms of this Agreement and the other Loan Documents, or if any Subsidiary is merged or combined with or into any other Person as permitted by the terms of this Agreement and such Subsidiary is not the continuing or surviving corporation, the Agent shall, upon request of the Borrowers (and upon the receipt by the Agent of such evidence as the Agent or any Lender may reasonably request to establish that such sale, designation, merger or consolidation is permitted by the terms of this Agreement), terminate the Guarantee of such Subsidiary under Article 3 and authorize the Agent to release the Lien created by the Loan Documents on any capital stock of or other equity interests in such Subsidiary.

         11.13 CONFIDENTIALITY. Each Lender agrees to keep confidential information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or Affiliates who are advised of the confidential nature of such information or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 11.13, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source of such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities law), regulation, subpoena or judicial order or process (PROVIDED that notice of such requirement or order shall be promptly furnished to the Borrowers unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulators or auditors or any administrative body or commission (including the Securities Valuation Office of the National Association of Insurance Commissioners) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this Section 11.13, (f) to the extent required in connection with any litigation between any Credit Party and any Lender with respect to the Loans or this Agreement and the other Loan Documents or (g) with the Borrowers' prior written consent.


                                       84
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         IN WITNESS WHEREOF, the parties hereto have caused this Credit
Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  BORROWERS

                                  AMERICAN STEEL AND ALUMINUM CORPORATION



                                  By: /s/ Peter V. Balboni
                                      ------------------------------------------
                                  Name:    Peter V. Balboni
                                  Title:   Vice President Finance


                                  NOVA TUBE AND STEEL, INC.



                                  By: /s/ Peter V. Balboni
                                      ------------------------------------------
                                  Name:    Peter V. Balboni
                                  Title:   Vice President Finance


                                  GUARANTOR

                                  INTEGRATED STEEL INDUSTRIES, INC.


                                  By: /s/ Peter V. Balboni
                                      ------------------------------------------
                                  Name:    Peter V. Balboni
                                  Title:   Vice President Finance


                 [Signature Page to Revolving Credit Agreement]

                                  AGENT

                                  FLEET CAPITAL CORPORATION,
                                  as Administrative and Collateral Agent

                                  By: /s/ Gregory Kress
                                      ------------------------------------------
                                  Name:    Gregory Kress
                                  Title:   Vice President


                                  ISSUING LENDER

                                  FLEET NATIONAL BANK


                                  By: /s/ Gregory Kress
                                      ------------------------------------------
                                  Name:    Gregory Kress
                                  Title:   Vice President


                 [Signature Page to Revolving Credit Agreement]

                                  LENDERS

                                  FLEET CAPITAL CORPORATION


                                  By: /s/ Gregory Kress
                                      ------------------------------------------
                                  Name:    Gregory Kress
                                  Title:   Vice President


                                  CITIZENS BANK OF MASSACHUSETTS


                                  By: /s/ Daniel Bernard
                                      ------------------------------------------
                                  Name:    Daniel G. Bernard
                                  Title:   Vice President


                                  KEYBANK, NATIONAL ASSOCIATION


                                  By: /s/ Mitchell B. Feldman
                                      ------------------------------------------
                                  Name:    Mitchell B. Feldman
                                  Title:   Senior Vice President


                                  WASHINGTON MUTUAL BANK


                                  By: /s/ Terri K. Lins
                                      ------------------------------------------
                                  Name:    Terri K. Lins
                                  Title:   Vice President


                 [Signature Page to Revolving Credit Agreement]